                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.___)

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission
     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          TELEWEST COMMUNICATIONS PLC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: $
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

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TELEWEST COMMUNICATIONS PLC                                                   1
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THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in
any doubt as to the action you should take, please consult an appropriate independent adviser immediately. If you have sold or otherwise transferred all of your holding of ordinary shares in Telewest Communications plc, you should send this document together with the accompanying Form of Proxy, to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected for transmission to the purchaser or transferee.
--------------------------------------------------------------------------------






                           [LOGO]   TELEWEST
                                 COMMUNICATIONS





                           Telewest Communications plc









                                    Notice of
                             Annual General Meeting













Notice of the Annual General Meeting of the Company to be held at The Grocers' Hall, Princes Street, London EC2R 8AD on Friday, 9 May 1997 at 10.00 am is set out on pages 6 to 8. Forms of Proxy for the Annual General Meeting must be received by the Company's Registrars, Lloyds Bank plc, Registrar's Department, The Causeway, Worthing, West Sussex, England BN99 6DB not later than 10.00 am on 7 May 1997.

--------------------------------------------------------------------------------
2                                                   TELEWEST COMMUNICATIONS PLC
--------------------------------------------------------------------------------


Telewest Communications plc
(Registered in England and Wales No. 2983307)



                                                           Genesis Business Park
                                                           Albert Drive, Woking
                                                           Surrey GU21 5RW
                                                           United Kingdom

                                                           26 March 1997

Dear Shareholder,


1997 Annual General Meeting


The 1997 Annual General Meeting of the Company ("AGM") is to be held on Friday, 9 May 1997 at 10.00 am (United Kingdom time) at The Grocers' Hall, Princes Street, London EC2R 8AD. The Notice convening the AGM, the Proxy Card and the related Proxy Statement accompany this letter. I am writing to give you more information about the resolutions to be considered at the AGM.

Resolutions 1 to 12 deal with the adoption of the 1996 Directors' Report and Accounts and the reappointment of the Directors. Resolutions 13 and 14 deal with the Directors' authority to allot (i.e., issue) shares and the disapplication of pre-emption rights. With regard to Resolution 13, under English company law, a company's directors may not allot shares, unless they are authorised to do so by an ordinary resolution of the shareholders of the company or under its articles of association. Resolution 13 renews your Directors' authority to allot up to 309,189,200 ordinary shares of 10p each in the capital of the Company ("Telewest shares"), representing just under one third of the Company's current issued ordinary share capital, which proportion is in accordance with U.K. institutional guidelines.


Resolution 14, a special resolution, provides the Board with the power to allot shares for cash without first offering those shares pro rata to existing shareholders, as otherwise required by the Companies Act 1985. This would empower your Directors to issue shares for cash other than pro rata to shareholders in limited circumstances in connection with a rights issue or open offer and, in addition, to issue for cash up to an aggregate number of 46,378,380 shares, representing just under 5 per cent of the Company's current issued ordinary share capital, which proportion is also in accordance with U.K. institutional guidelines.


The Board considers that it is in the best interests of the Company that it should have the flexibility sought in Resolutions 13 and 14 although it has no present intention of allotting Telewest shares thereunder. The authorities conferred by these resolutions, if passed, will lapse fifteen months after the AGM or at the conclusion of the 1998 Annual General Meeting, whichever occurs first.


Resolution 15 deals with the reappointment of KPMG Audit plc as auditors of the Company.



Resolutions 16 and 17 propose the approval by ordinary resolutions of two new share plans, the Telewest Equity Participation Plan and the Telewest Long Term Incentive Plan. The Equity Participation Plan is a plan linked to the Company's annual performance related cash bonus scheme. Under this plan an employee can elect to acquire Telewest shares using part of his bonus ("Bonus shares") and the Company then provisionally allocates matching shares for no consideration to the employee. Retention of the matching shares by the employee is dependent on the employee remaining employed by the Company and retaining the Bonus shares for three years after the date of the grant of the matching award. The Long Term Incentive Plan is designed to replace the Telewest Restricted Share Scheme. Executive employees will be made provisional allocations of Telewest shares which will not vest unless performance criteria based upon total shareholder return are met. Awards granted under the scheme shall not be pensionable. Participants in either of these plans will (save in exceptional circumstances) cease to be eligible for the grant of options under the Telewest 1995 (No. 1) Executive Share Option Scheme and the Telewest 1995 (No. 2) Executive Share Option Scheme. A summary of the rules of these plans is set out in the Appendix.



Given the considerable expansion in the Company's operations, the Company is taking this opportunity to increase its borrowing power under the Articles of Association. Resolution 18 is a special resolution to allow the Articles of Association to increase the borrowing powers of the Company to the greater of (pound)4 billion and five times the adjusted capital and reserves (as defined in the Articles of Association). The Company's borrowing powers were previously limited to the greater of (pound)2 billion and four times the adjusted capital and reserves.



Action to be Taken



If you are unable to attend the AGM, I urge you to vote at the meeting by proxy. A Proxy Card for use by holders of ordinary shares at the AGM is enclosed. Holders of ordinary shares are advised to complete and return the Proxy Card in accordance with the instructions printed on it so as to arrive at the Company's Registrars as soon as possible, but in any event not later than 10.00 am on Wednesday, 7 May 1997. The return of the Proxy Card will not preclude a holder of ordinary shares from attending and voting in person at the AGM if he or she so wishes. Details concerning proxy voting are set out in the Proxy Statement.



The Directors confirm that they believe the proposals contained in the Notice of AGM are in the best interests of shareholders as a whole and recommend that shareholders vote for the resolutions.


Refreshments will be available prior to the meeting and my fellow Directors and I look forward to meeting you then.

Yours sincerely


Fred Vierra
Chairman

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TELEWEST COMMUNICATIONS PLC                                                   3
--------------------------------------------------------------------------------

Appendix

PART 1

SUMMARY OF THE TELEWEST EQUITY PARTICIPATION PLAN (the "EPP")


1   Eligibility


Any Director or employee of a participating company who is required to devote the whole or substantially the whole of his working time to the service of a participating company may be invited to participate in the EPP (other than a person who is within two years of the date on which he is bound to retire in accordance with the terms of his contract of employment). It is currently expected that the plan will be made available to members of middle management and above. Based on current employment levels, approximately 400 employees are expected to be invited to participate in the EPP.


2   Awards


Under the Telewest annual performance-related Short Term Incentive Plan ("STIP") participants may be due a cash bonus. Under Part A of the EPP, at the Remuneration Committee's discretion, a participant can agree to forgo up to 50% of the bonus payable to him (or such other percentage as the Remuneration Committee may determine), before deduction of tax, and receive instead a conditional right to acquire Telewest shares (the "Bonus Option"). In return the participant is provisionally allocated a matching number of Telewest shares ("Matching Shares") which will be transferred for no payment after three years.

Part B of the EPP provides that, at the Remuneration Committee's discretion, a participant can use up to 50% of the bonus payable to him (or such other percentage as the Remuneration Committee may determine), after deduction of tax, to buy Telewest shares ("Bonus shares"). He must deposit the Bonus shares with the trustee ("Trustee") of the Telewest employees' share ownership plan (the "ESOP"), an independent trustee currently located in Jersey. In return, the participant is granted an award of the right to conditionally be transferred a matching number of Telewest shares ("Matching Shares") (after grossing up the value of the Bonus shares) for no payment.

3   Making of Awards


Awards may be made during the six weeks following the 1996 Annual General Meeting and thereafter during the six weeks following the announcement of the Company's final, interim and quarterly results (and at other times in exceptional circumstances). No awards may be made more than ten years following the adoption of the EPP. Awards made under the EPP are personal to the participant and, except on the death of the participant, may not be transferred.


4   Receipt of Shares


Under Part A, a Bonus Option may be exercised at any time but the Matching Shares may only be transferred after three years and only if the Bonus Option has not been exercised before the third anniversary of the date of grant of the Bonus Option and the participant is still a Director or employee of the Group on the third anniversary. If a participant ceases to be an employee of the Group before the third anniversary because of his death, injury, disability, redundancy or retirement at normal retirement age or because the company or business which employs the participant is transferred out of the Group, Matching Shares may be transferred early. If the Bonus Option has been partially exercised before the third anniversary of the date of the grant of the Bonus Option, the extent to which Matching Shares shall be transferred shall be reduced proportionately. Special provisions apply if there is a take-over, reconstruction or winding-up of the Company, whereby shares can be transferred early.


Under Part B, Bonus shares may be withdrawn by the participant at his discretion at any time after the date of the award but the Matching Shares provisionally allocated by the Company may only be transferred after the third anniversary of this date and only if the Bonus shares have not been withdrawn before such third anniversary and the participant is still a director or employee of the Group on the third anniversary. If a participant ceases to be an employee of the Group before the third anniversary for the same reasons listed above in relation to Part A, Matching Shares may be transferred early. The number of Matching Shares so transferred will be reduced proportionately to the number of Bonus shares that are withdrawn before the third anniversary of the date of grant. Special provisions apply if there is a take-over, reconstruction or winding-up of the Company, whereby shares can be transferred early.



5   Variation of Capital


In the event of any increase or variation in the share capital of the Company, the Remuneration Committee may make such adjustments as it considers appropriate to the number of shares which may be acquired under the award.

--------------------------------------------------------------------------------
4                                                   TELEWEST COMMUNICATIONS PLC
--------------------------------------------------------------------------------


6   Limits and Subscription for Shares


The ESOP may subscribe for or purchase Telewest shares for the purposes of the EPP or the Company may grant an option to the ESOP to subscribe for Telewest shares for the purposes of the EPP. The Board does not intend to issue Telewest shares to the ESOP at a price below the middle market quotation for a Telewest share on the dealing day before the date of grant or, if issued other than on exercise of an option, on the dealing day before the date of issue. In addition, the following limits apply to the EPP:


     (a) in any ten year period, the number of Telewest shares which may be issued under the EPP, the Telewest Long Term Incentive Plan, and on the exercise of options under any executive share option scheme may not exceed 5% of the issued ordinary share capital of the Company;


     (b) in the period of three years commencing 1997 and in any subsequent three year period, not more than 3% of the issued ordinary share capital of the Company may be issued under the EPP, the Telewest Long Term Incentive Plan, and on the exercise of options under any executive share option scheme;

     (c) in the period of five years commencing 1997 and in any subsequent five year period, not more than 5% of the issued ordinary share capital of the Company may be issued under the EPP, the Telewest Long Term Incentive Plan, and pursuant to any employees' share scheme;


     (d) in any ten year period, the number of shares which may be issued under the EPP, the Telewest Long Term Incentive Plan, and pursuant to any employees' share scheme may not exceed 10% of the issued ordinary share capital of the Company.



7   Amendments



The Remuneration Committee may at any time amend the EPP, or the terms of any award granted under it, save that the prior approval of the Company in general meeting will be required for amendments to the advantage of the participants, to the eligibility requirements, to the limits on the number of Telewest shares that can be issued under awards, to the maximum entitlement for any one participant and to the rule concerning adjustments in the event of a variation of capital.


PART 2


SUMMARY OF THE TELEWEST LONG TERM INCENTIVE PLAN (the "LTIP")



1   Eligibility



Any director or employee of a participating company who is required to devote the whole or substantially the whole of his working time to the service of a participating company may be invited to participate in the LTIP (other than a person who is within two years of the date on which he is bound to retire in accordance with the terms of his contract of employment). It is currently expected that the plan will be made available to members of senior management. Based on current employment levels, approximately 60 employees are expected to be invited to participate in the LTIP.



2   Awards


An award consists of a right to receive Telewest shares for no payment, 50% of the shares vesting being transferred on the third anniversary of the award date and the remaining 50% of the shares vesting being transferred on the fourth anniversary of the award date.


3   Performance Conditions


Vesting of an award is dependent on meeting performance conditions. The award is divided equally, with vesting of 50% depending on the Company's total shareholder return ("TSR") meeting a performance condition relating to the TSR of FT-SE 100 companies and the remaining 50% depending on meeting a performance condition relating to the TSR of a group of comparative companies (i.e., telecommunications, broadcasting and cable companies operating in the U.K. with shares listed on the London Stock Exchange and cable companies operating in the U.K. with shares listed on the Nasdaq National Market) in each case over a three year period. If the Company's TSR is in the top quartile of the FT-SE 100 companies over that period, the participant will receive 50% of the number of shares awarded to him; if the Company's TSR is 50th place in the FT-SE 100, the participant will receive 12 1/2% of the number of shares awarded to him; if below 50th place in the FT-SE 100, the participant will receive nothing in respect of this portion of the award. Similarly, if the Company's TSR is in the top quartile of the group of comparative companies, over that period, the participant will receive 50% of the number of shares awarded to him; if the Company's TSR is at the median position, the participant will receive 12 1/2% of the number of shares awarded to him; if below the median position, the participant

--------------------------------------------------------------------------------
TELEWEST COMMUNICATIONS PLC                                                   5
--------------------------------------------------------------------------------

will receive nothing in respect of that portion of the award. In either test, a proportionate number of shares will be received for intermediate positions. TSR in each case will be calculated by reference to the cash flow generated by dividends and capital appreciation on a share purchased at the beginning and sold at the end of the period. The purchase and sale price will be taken to be the average middle-market quotation for the period of three months preceding the time in question.


4   Grant of Awards


Awards may be granted during the six weeks following the 1997 Annual General Meeting and thereafter during the six weeks following the announcement of the Company's final, interim and quarterly results (and at other times in exceptional circumstances). No award may be granted more than ten years following the adoption of the LTIP. Awards granted under the LTIP are personal to the participant and, except on the death of the participant, may not be transferred.


5   Transfer of Shares


If the participant remains employed by the Group and subject to the satisfaction of the performance criteria, 50% of the shares subject to the award will be transferred after three years from the date of grant, and 50% after four years from the date of grant. However, early transfer is permitted in the event of death, or cessation of employment through injury, disability, redundancy or retirement at normal contractual retirement age, or because the company or business which employs the participant is transferred out of the Group but only in respect of a time-apportioned number of shares. Special provisions apply if there is a take-over, reconstruction or winding-up of the Company, whereby shares can be transferred early.


6   Variation of Capital


In the event of any increase or variation in the share capital of the Company, the Remuneration Committee may make such adjustments as it considers appropriate to the number of shares which may be acquired under the award.


7   Limits and Subscription for Shares


The provisions set out in paragraph 6 of Part 1 apply equally. The value of shares awarded under the LTIP in any financial year to any individual may not exceed 100% of his annual salary (excluding benefits in kind), save in exceptional circumstances.


8   Amendments



The Remuneration Committee may at any time amend the LTIP, or the terms of any award granted under it, save that the prior approval of the Company in general meeting will be required for amendments to the advantage of participants, to the eligibility requirements, to the limits on the number of shares that can be issued under awards, to the maximum entitlement for any one participant and to the rule concerning adjustments in the event of a variation of capital.












Note:


This Appendix summarises the main features of the rules of the Telewest Equity Participation Plan and the Telewest Long Term Incentive Plan, but does not form part of them and should not be taken as affecting the interpretation of the detailed terms and conditions constituting the rules. Copies of the draft rules will be available for inspection at the registered office of the Company and at the offices of the Company's solicitors, Clifford Chance, at 200 Aldersgate Street, London EC1A 4JJ during usual business hours on weekdays (Saturdays and public holidays excepted) up to the date of the 1997 Annual General Meeting and at the meeting itself. The Remuneration Committee reserves the right up to the time of the meeting to make such amendments and additions as it may consider necessary or desirable, provided that such amendments and additions do not conflict in any material respect with the summaries set out in this Appendix.

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6                                                   TELEWEST COMMUNICATIONS PLC
--------------------------------------------------------------------------------

Notice of Annual General Meeting


Notice is hereby given that the Annual General Meeting of Telewest Communications plc (the "Company") will be held on Friday, 9 May 1997, at 10.00 am (United Kingdom time) at The Grocers' Hall, Princes Street, London EC2R 8AD for the purpose of considering and, if thought fit, passing the resolutions set out below. Resolutions 1 to 13 and 15 to 17 will be proposed as Ordinary Resolutions and Resolutions 14 and 18 will be proposed as Special Resolutions.


Ordinary Business


1 To adopt the Directors' Report and Accounts of the Company for the year ended 31 December 1996.

2 To reappoint Fred A. Vierra as a Director, who is retiring by rotation at the forthcoming Annual General Meeting in accordance with the Company's Articles of Association.

3 To reappoint Anthony W.P. Stenham as a Director, who is retiring by rotation at the forthcoming Annual General Meeting in accordance with the Company's Articles of Association.

4 To reappoint Arthur G. Ames as a Director, who is retiring by rotation at the forthcoming Annual General Meeting in accordance with the Company's Articles of Association.

5 To reappoint John H. Atterbury III as a Director, who is retiring by rotation at the forthcoming Annual General Meeting in accordance with the Company's Articles of Association.

6 To reappoint Lord Borrie QC as a Director, who is retiring by rotation at the forthcoming Annual General Meeting in accordance with the Company's Articles of Association.

7 To reappoint Charles J. Burdick as a Director, who is retiring by rotation at the forthcoming Annual General Meeting in accordance with the Company's Articles of Association.

8 To reappoint Stephen J. Davidson as a Director, who is retiring by rotation at the forthcoming Annual General Meeting in accordance with the Company's Articles of Association.

9 To reappoint Lord Griffiths of Fforestfach as a Director, who is retiring by rotation at the forthcoming Annual General Meeting in accordance with the Company's Articles of Association.

10 To reappoint Charles M. Lillis as a Director, who is retiring by rotation at the forthcoming Annual General Meeting in accordance with the Company's Articles of Association.

11 To reappoint James O. Robbins as a Director, who is retiring by rotation at the forthcoming Annual General Meeting in accordance with the Company's Articles of Association.

12 To reappoint Adam N. Singer as a Director, who is retiring by rotation at the forthcoming Annual General Meeting in accordance with the Company's Articles of Association.

13   To approve the following Ordinary Resolution:

     THAT in substitution for all previous authorities which are hereby revoked, the Directors be generally and unconditionally authorised pursuant to
     Section 80 of the Companies Act 1985 (the "Act") to exercise all or any powers of the Company to allot relevant securities (within the meaning of Section 80(2) of the Act) up to an aggregate nominal amount of (pound)30,918,920, such authority to expire (unless previously renewed, varied or revoked by the Company in a general meeting) on the earlier of 8 August 1998 or the conclusion of the Annual General Meeting of the Company to be held in 1998, but the Company may make an offer or agreement which would or might require relevant securities to be allotted after the expiry of this authority and the Directors may allot relevant securities in pursuance of that offer or agreement.

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TELEWEST COMMUNICATIONS PLC                                                   7
--------------------------------------------------------------------------------

14   To approve the following Special Resolution:

     THAT in substitution for all previous authorities which are hereby revoked, and subject to the passing of Resolution 13, the Directors be empowered pursuant to Section 95 of the Act to allot equity securities (within the meaning of Section 94(2) of the Act) for cash pursuant to the authority conferred by Resolution 13 as if Section 89(1) of the Act did not apply to any such allotment. This power:

     (i) expires on the earlier of 8 August 1998 or the conclusion of the Annual General Meeting of the Company to be held in 1998, but the Company may make an offer or agreement which would or might require equity securities to be allotted after the expiry of this authority and the Directors may allot equity securities in pursuance of that offer or agreement; and

     (ii) is limited to:


     A allotments of equity securities where such securities have been offered (whether by way of a rights issue, open offer or otherwise) to holders of ordinary shares of 10p each in the capital of the Company ("Ordinary Shares") and, if in accordance with their rights, the Directors so determine, to holders of other equity securities of any class, in proportion (as nearly as may be) to their existing holdings of Ordinary Shares or (as the case may be) other equity securities of the class on the basis of their rights to receive such offer or, failing which, on the basis that their holdings have been converted into or that they have subscribed for Ordinary Shares on the basis then applicable) subject to the Directors having a right to make such exclusions or other arrangements in connection with the offer as they deem necessary or expedient:


          (a) to deal with equity securities representing fractional entitlements; and


          (b) to deal with legal or practical problems under the laws of, or the requirements of, any recognised regulatory body or any stock exchange in any territory; and


     B allotments of equity securities for cash otherwise than pursuant to paragraph A up to an aggregate nominal amount of (pound)4,637,838.00.

15 To reappoint KPMG Audit plc, as auditors, to serve from the conclusion of the forthcoming Annual General Meeting to the Annual General Meeting of the Company to be held in 1998, and to authorise the Directors to fix the remuneration of the auditors.


Special Business


16   To approve the following Ordinary Resolution:

     THAT:


    (a)the Telewest Equity Participation Plan (the "EPP"), in the form set out in the draft rules of the EPP produced to the meeting and for the purposes of identification initialled by the Chairman and the main features of which are summarised in the Appendix to the Chairman's letter, be and is hereby approved, and the Board be and is hereby authorised to do all acts and things which it may consider necessary or desirable to carry the same into effect (including the provision of funds to the Trustee of the Telewest employees' share ownership plan or any other employees' trust for the acquisition of Ordinary Shares in the Company to be awarded under the EPP);



    (b)the Directors may be counted in the quorum and vote in respect of any matter connected with the EPP, notwithstanding that they may be interested in the same (except that no Director may be counted in the quorum or vote in respect of any matter solely concerning his own participation in the EPP).

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8                                                   TELEWEST COMMUNICATIONS PLC
--------------------------------------------------------------------------------

17   To approve the following Ordinary Resolution:


     THAT:



     (a) the Telewest Long Term Incentive Plan (the "LTIP"), in the form set out in the draft rules of the LTIP produced to the meeting and for the purposes of identification initialled by the Chairman and the main features of which are summarised in the Appendix to the Chairman's letter, be and is hereby approved, and the Board be and is hereby authorised to do all acts and things which it may consider necessary or desirable to carry the same into effect (including the provision of funds to the Trustee of the Telewest employees' share ownership plan or any other employees' trust for the acquisition of Ordinary Shares in the Company to be awarded under the LTIP);



     (b) the Directors may be counted in the quorum and vote in respect of any matter connected with the LTIP, notwithstanding that they may be interested in the same (except that no Director may be counted in the quorum or vote in respect of any matter solely concerning his own participation in the LTIP).



18   To approve the following Special Resolution:


     THAT the Articles of Association of the Company be altered by:


     (i) the deletion in Article 104(B)(i) of (pound)2,000,000,000 and the substitution for it of (pound)4,000,000,000; and



     (ii) the deletion in Article 104(B)(ii) of the word "four" and the substitution for it of the word "five".


This Notice and the related proxy materials are being mailed to shareholders on the record at the close of business on 20 March 1997. All shareholders on the record at the time of the Annual General Meeting (or any postponements or adjournments thereof) will be entitled to vote at the meeting (or such postponements or adjournments).

By Order of the Board of Directors                  Registered Office:
                                                    Telewest Communications plc
V. Hull, LLB                                        Genesis Business Park
Company Secretary                                   Albert Drive, Woking
                                                    Surrey GU21 5RW
                                                    United Kingdom
                                                    26 March 1997

Notes:

1 For information with respect to the voting requirements for Ordinary Resolutions and Special Resolutions, see "Voting Requirements" in the Proxy Statement accompanying this Notice.

2 A shareholder entitled to attend and vote at the Annual General Meeting is also entitled to appoint one or more proxies to attend and, on a poll taken at the meeting, vote instead of him or her. A proxy need not be a shareholder of the Company.

3 To be effective, the instrument appointing a proxy and any authority under which it is executed (or a notarially certified copy of each authority) must be deposited at the offices of Lloyds Bank plc, Registrar's Department, The Causeway, Worthing, West Sussex, England BN99 6DB, not less than 48 hours before the time of the Annual General Meeting. A Proxy Card is enclosed with this Notice. Completion and return of the Proxy Card will not preclude a shareholder from attending and voting in person at the meeting.

4 Copies of all the Directors' service contracts and the Register of Directors' Interests kept by the Company under Section 325 of the Act will be available for inspection at the registered office of the Company during normal business hours on any weekday (Saturday excluded) from the date of this Notice until the close of the meeting and at the place of the Annual General Meeting for at least 15 minutes before, and during, the meeting.



                      EACH SHAREHOLDER'S VOTE IS IMPORTANT
   PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY

                          TELEWEST COMMUNICATIONS PLC

GENESIS BUSINESS PARK
ALBERT DRIVE, WOKING
SURREY GU21 5RW
UNITED KINGDOM

                                PROXY STATEMENT

     This Proxy Statement and the accompanying proxy card are first being mailed on March 26, 1997 to holders of ordinary shares of 10 pence each (the "Ordinary Shares") of Telewest Communications plc (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the 1997 Annual General Meeting of Shareholders. The Annual General Meeting will be held on Friday, May 9, 1997 at 10:00 a.m. (United Kingdom time) at The Grocers' Hall, Princes Street, London EC2R 8AD. Ordinary Shares can be voted at the Annual General Meeting only if the shareholder is represented by proxy or is present in person. All shareholders on the share register at the time of the Annual General Meeting (or any postponements or adjournments thereof) will be entitled to vote at the meeting (or such postponements or adjournments).

     Each shareholder's vote is important. Accordingly, shareholders are urged to sign and return the accompanying proxy card regardless of whether they plan to attend the Annual General Meeting. To be effective, the proxy card (together with any authority under which it is executed (or a notarially certified copy of each such authority)) must be received at the Office of Lloyds Bank plc, Registrar's Department, The Causeway, Worthing, West Sussex BN99 6DB, United Kingdom, not less than 48 hours before the time of the Annual General Meeting. Completion and return of a proxy card will not preclude a shareholder from attending and voting in person at the meeting. If a shareholder attends and votes by ballot at the Annual General Meeting, that vote will cancel any proxy vote previously given. In addition, a shareholder giving a proxy may revoke it at any time prior to the foregoing deadline for proxy voting by giving a valid proxy to Lloyds Bank plc bearing a later date before such deadline.

     When proxy cards are returned properly signed, the shares represented will be voted in accordance with the shareholder's directions. If a proxy card is signed and returned without specifying choices, the proxy will vote or abstain at his discretion.

     On March 1, 1997, there were 927,567,600 Ordinary Shares outstanding and 1,340 holders of record. Each Ordinary Share is entitled to one vote on all matters properly brought before the Annual General Meeting. Two or more persons holding Ordinary Shares (one of whom must be a representative of the TCI Affiliate Group (as defined herein) and one of whom must be a representative of the U S WEST Affiliate Group (as defined herein)) must be present in person or by proxy to constitute a quorum to conduct business at the Annual General Meeting.

                  SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS


     The following table sets forth certain information with respect to persons known to the Company to be the beneficial owners, as of March 1, 1997, of more than 5% of the Company's Ordinary Shares: Unless otherwise discussed below, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares and Convertible Preference Shares indicated as being beneficially owned by them.



                                            PERCENTAGE OF     NUMBER OF         PERCENTAGE OF
                              NUMBER OF      OUTSTANDING     CONVERTIBLE   OUTSTANDING CONVERTIBLE
   NAME AND ADDRESS OF        ORDINARY        ORDINARY       PREFERENCE          PREFERENCE
     BENEFICIAL OWNER      SHARES OWNED(1)     SHARES      SHARES OWNED(1)         SHARES
-------------------------- --------------- --------------- --------------- -----------------------
Tele-Communications,
  Inc.....................   246,111,750         26.5        132,638,250             26.7
  5619 DTC Parkway
  Englewood, Colorado
  80111(2)
U S WEST, Inc.............   246,111,750         26.5        132,638,250             26.7
  7800 East Orchard Road
  Englewood, Colorado
  80111(3)
SBC Communications,
  Inc.....................    91,997,480          9.9        115,395,104             23.3
  2 Read's Way Suite 222,
  Corporate Commons New
  Castle, Delaware
  19720(4)
Cox Communications,
  Inc.....................    91,997,480          9.9        115,395,104             23.3
  1400 Lake Hearn Drive
  Atlanta, Georgia
  30319(5)


---------------


(1) For so long as the Ordinary Shares are listed on the London Stock Exchange, subject to certain exceptions, a holder of Convertible Preference Shares is not entitled to convert any of its Convertible Preference Shares into Ordinary Shares to the extent that, immediately following such conversion, the number of Ordinary Shares in the hands of the public (as specified in the London Stock Exchange listing rules) would be less than 25%. In addition, the TCI Affiliate Group, the U S WEST Affiliate Group, the SBC Affiliate Group and the Cox Affiliate Group (each as defined on page 4 hereof) have agreed not to convert the Convertible Preference Shares held by them other than in certain limited circumstances. See "-- Disposal and Acquisition of Ordinary and Convertible Preference Shares" below. Accordingly, the Ordinary Shares reflected in this table as beneficially owned by a person do not include any Ordinary Shares that may be issuable upon conversion of Convertible Preference Shares beneficially owned by such person.



(2) All of the Ordinary Shares and Convertible Preference Shares that are listed as beneficially owned by Tele-Communications, Inc. ("TCI") are owned by TW Holdings, Inc. ("TW Holdings") (which also directly owns the 246,111,750 Ordinary Shares and 132,638,250 Convertible Preference Shares that are listed as beneficially owned by U S WEST, Inc. ("U S WEST") and therefore has an interest in a total of 492,223,500 Ordinary Shares and a total of 265,276,500 Convertible Preference Shares (53.2% of the issued Ordinary Shares assuming full conversion of the Convertible Preference Shares)). 50% of TW Holdings is owned by United Artists Programming -- Europe Inc. ("UAEP"), a wholly-owned subsidiary of Tele-Communications International, Inc., Tele-Communications International, Inc., in turn, is a subsidiary of TCI. UAEP, which is also referred to herein as the "TCI Affiliate," is the registered holder of the shares owned by TW Holdings for TCI.


(3) All of the Ordinary Shares and Convertible Preference Shares that are listed as beneficially owned by U S WEST are owned by TW Holdings (which directly owns the 246,111,750 Ordinary Shares and 132,638,250 Convertible Preference Shares that are listed as beneficially owned by TCI and therefore has an interest in a total of 492,223,500 Ordinary Shares and a total of 265,276,500 Convertible Preference Shares (53.2% of the issued Ordinary Shares assuming full conversion of the Convertible Preferences Shares)). 45.6% of TW Holdings is owned by U S WEST UK Cable, Inc. ("U S WEST UK") and 4.4% of TW Holdings is owned by U S WEST Cable Partnership Holdings, Inc. ("U S WEST Cable"). U S WEST UK and U S WEST Cable are each wholly-owned subsidiaries of U S WEST International

    Holdings, Inc., which is a wholly-owned subsidiary of U S WEST. U S WEST UK (as to 224,717,516 Ordinary Shares and 121,027,284 Convertible Preference Shares) and U S WEST Cable (as to 21,394,234 Ordinary Shares and 11,610,966 Convertible Preference Shares) are the registered holders of the shares owned by TW Holdings for U S WEST. U S WEST UK and U S WEST Cable are collectively referred to herein as the "U S WEST Affiliates."

(4) All of the Ordinary Shares and the Convertible Preference Shares which are beneficially owned by SBC Communications, Inc. ("SBC") are owned by and registered in the name of Southwestern Bell International Holdings (UK-1) Corporation or Southwestern Bell International Holdings (UK-2) Corporation, which are indirect wholly-owned subsidiaries of SBC. Southwestern Bell International Holdings (UK-1) Corporation and Southwestern Bell International Holdings (UK-2) Corporation each hold 45,998,740 Ordinary Shares and 57,697,552 Convertible Preference Shares. Assuming full conversion of the Convertible Preference Shares, SBC would beneficially own 14.6% of the issued Ordinary Shares.

(5) All of the Ordinary Shares and Convertible Preference Shares which are beneficially owned by Cox Communications, Inc. ("Cox") are owned by and registered in the name of Cox U.K. Communications L.P., a Delaware limited partnership comprised of indirect wholly-owned subsidiaries of Cox. Assuming full conversion of the Convertible Preference Shares, Cox would beneficially own 14.6% of the issued Ordinary Shares.

  Voting Arrangements between the TCI Affiliate Group and the U S WEST Affiliate Group

     The TCI Affiliate and the U S WEST Affiliates have entered into a Shareholders' Agreement, dated November 22, 1994, as amended (the "Shareholder Agreement"), with respect to the ownership, voting and disposal of all of their shares in the Company, including the Ordinary Shares and the Convertible Preference Shares owned by TW Holdings. Pursuant to the Shareholder Agreement, the TCI Affiliate Group and the U S WEST Affiliate Group have agreed that, on any matter requiring shareholder approval, they will vote their shares together in such manner as may be agreed by them or, in the absence of such agreement, will vote their shares together in the manner that would most likely continue the status quo without materially increasing the Company's financial obligations or materially deviating from its approved budget and business plan. If either the TCI Affiliate Group or the U S WEST Affiliate Group, as the case may be, is precluded from voting on any matter because of a conflict of interest, the members of the other affiliate group may vote on such matter as they deem appropriate. As a result of these ownership and voting arrangements, the TCI Affiliate Group and the U S WEST Affiliate Group together generally will be able to determine the outcome of any matter requiring shareholder approval (other than one involving a special resolution), including the election or removal of Directors, the creation and issue of further shares and the granting of the necessary authority to the Directors to allot any unissued shares.

  Disposal and Acquisition of Ordinary and Convertible Preference Shares

     Pursuant to the Shareholder Agreement, the TCI Affiliate Group and the U S WEST Affiliate Group has each agreed that, so long as it owns in excess of 25% of the issued Ordinary Shares, it will not transfer any of its shares of the Company, including any owned by TW Holdings, without first offering such shares to the other on the same terms as any proposed transfer. This right of first offer does not apply to transfers of shares by the TCI Affiliate Group or the U S WEST Affiliate Group to their respective affiliates. The TCI Affiliate Group and the U S WEST Affiliate Group has each also agreed that it will not reduce its interest in the Company to 25% or less of the issued Ordinary Shares without the consent of the other and, in connection with any such permitted reduction, among other things the transferee agrees to become bound by the Shareholder Agreement. Notwithstanding the foregoing, following the fifth anniversary of the Shareholder Agreement, each of the TCI Affiliate Group and the U S WEST Affiliate Group will be permitted to so reduce its interest in shares in the public market after first offering them to the other on the same terms.

     The TCI Affiliate Group and the U S WEST Affiliate Group have agreed with each other that upon a change of control of the TCI Affiliate Group or the U S WEST Affiliate Group that results in the controlling persons (other than TCI or U S WEST, as the case may be) of the TCI Affiliate Group or the U S WEST

Affiliate Group, as the case may be, ceasing to have the power directly or indirectly to direct the voting or disposition of at least 25% of the issued Ordinary Shares, the party not undergoing the change of control will have an opportunity either to consent to such change or to require the other to elect to purchase its Ordinary Shares and Convertible Preference Shares for a specified price or to sell its shares to the other at the same price (with such choice being made by the party undergoing the change of control). The TCI Affiliate Group and the U S WEST Affiliate Group have also agreed with each other that, until the fifth anniversary of the Shareholder Agreement, without the consent of the other, neither will acquire any additional equity interests in the Company, other than pursuant to pre-emption rights or the anti-dilution option referred to below.

     Pursuant to the Shareholder Agreement and the Articles of Association of the Company (the "Articles"), the rights and obligations of the TCI Affiliate Group and the U S WEST Affiliate Group thereunder continue for so long as they each hold 25% or more of the issued Ordinary Share capital of the Company. For the purposes of the Shareholder Agreement and the Articles, unless otherwise indicated, references to the percentage of Ordinary Shares owned by the TCI Affiliate Group and the U S WEST Affiliate Group assume conversion of all the issued Convertible Preference Shares by such groups into Ordinary Shares. In addition, such percentages also include Ordinary Shares and Convertible Preference Shares held by certain permitted transferees ("Permitted Transferees") of TCI (and its affiliates) and U S WEST (and its affiliates) who become parties to the Shareholder Agreement in accordance with the terms thereof and with the rights and obligations thereunder and under the Articles. TCI and its Permitted Transferees are referred to as the "TCI Affiliate Group" and U S WEST and its Permitted Transferees are referred to as the "U S WEST Affiliate Group."

     Pursuant to a Share Dealing Agreement (the "Share Dealing Agreement"), dated October 3, 1995, SBC and Southwestern Bell International Holdings (UK-1) Corporation and Southwestern Bell International Holdings (UK-2) Corporation (the "SBC Affiliates") and Cox and Cox U.K. Communications UK, L.P. (the "Cox Affiliate") have each agreed that, subject to certain exceptions, for a period of five years from the date of completion of the merger (the "Merger") of Telewest Communications Cable Limited, formerly known as Telewest Communications plc ("Old Telewest"), and SBC CableComms (UK) ("SBCC"), SBC, the SBC Affiliates and affiliates thereof (the "SBC Affiliate Group") and Cox, the Cox Affiliate and affiliates thereof (the "Cox Affiliate Group") will (a) not dispose of any of their Ordinary Shares unless it offers to involve Kleinwort Benson Securities Limited or other stockbrokers of the Company from time to time in the sale process, whether as lead brokers or otherwise; (b) not dispose of an interest in Ordinary Shares and/or Convertible Preference Shares amounting to in excess of 1% of the Ordinary Share capital of the Company (assuming conversion of any Convertible Preference Shares being sold) in one sale, to a person who is a U.K. cable television, cable telephony or satellite television operator or to a person who is an affiliate of any such person; and (c) offer the Company (either for itself or its nominated purchaser), TCI and U S WEST a right of first refusal in respect of any private sale of their Ordinary Shares. The foregoing transfer restrictions and right of first refusal do not apply to (i) any transfer of shares by the SBC Affiliate Group or the Cox Affiliate Group to their respective affiliates or between the SBC Affiliate Group and the Cox Affiliate Group, (ii) any transfer by the SBC Affiliate Group to enable it to comply with the Modification of Final Judgment entered on August 24, 1982 by the United States District Court for the District of Columbia in connection with the divestiture by AT&T of its local telephony business in the U.S., (iii) any transfer accepting a third party offer for all the Ordinary Shares (including giving an irrevocable undertaking to accept such an offer), (iv) any transfer selling Ordinary Shares to a bona fide third party offer for all the Ordinary Shares or (v) any transfer pursuant to an offer by either the SBC Affiliate Group or the Cox Affiliate Group for all the Ordinary Shares.

     The SBC Affiliate Group and the Cox Affiliate Group has also each agreed in the Share Dealing Agreement that, until October 3, 2000, it will not, except in connection with the exercise of pre-emption rights or in order to maintain its interests in the Ordinary Shares at 10% of the issued Ordinary Shares, acquire any additional Ordinary Shares. This restriction does not apply to transfers between the SBC Affiliate Group and the Cox Affiliate Group.

     Pursuant to the terms of the Share Dealing Agreement, when any conversion of Convertible Preference Shares is permitted, such conversion rights will first be made available to the TCI Affiliate Group and the U S WEST Affiliate Group to the extent necessary to keep their collective holding of Ordinary Shares above 50%
of the voting rights. Next, such rights will be made available to the SBC Affiliate Group and the Cox Affiliate Group to the extent necessary to keep each of their holdings of Ordinary Shares at 10% of the voting rights. No conversion of Convertible Preference Shares will be made unless there is a need to maintain respective voting rights at the levels referred to above or if the effect would be to reduce the collective holding of Ordinary Shares of the TCI Affiliate Group and the U S WEST Affiliate Group to 50% or below of the voting rights in the Company. On any sale of Convertible Preference Shares they will automatically convert into Ordinary Shares to the extent they are sold to the public.

  Pre-emptive Rights


     Pursuant to the Companies Act, if the Company issues new equity shares for cash, it is required to offer those shares to its existing shareholders on a pre-emptive pro rata basis. This requirement has been waived with respect to the antidilution option referred to below until November 29, 1999 and, in addition, in respect of issues for cash of up to 5% of the nominal value of the issued Ordinary Shares (in aggregate 46,378,380 Ordinary Shares) until the forthcoming Annual General Meeting and in accordance with U.K. institutional guidelines (a proposal to renew this waiver for cash issues is set out in Resolution #14 herein). The Company has agreed to use its best efforts (consistent with the interests of shareholders generally) to ensure that any issue of shares is made in such a manner so as to provide existing shareholders with an opportunity to acquire additional shares and thereby avoid a dilution of the interests in the Company of the TCI Affiliate, the U S WEST Affiliates, the SBC Affiliates and the Cox Affiliate.



     In addition, for so long as the TCI Affiliate Group and the U S WEST Affiliate Group collectively own at least 50.1% of the issued Ordinary Shares (including those issuable on conversion of the Convertible Preferences Shares) they will each have an option (an "Anti-dilution Option"), exercisable upon the issue of Ordinary Shares by the Company other than for cash, or, if for cash, other than pursuant to a pre-emptive offering, to enable them to maintain their collective ownership of Ordinary Shares at 50.1% of the issued Ordinary Shares. The Anti-dilution Option grants the TCI Affiliate Group and the U S WEST Affiliate Group the right to purchase (at the time of the dilutive event) additional newly issued Ordinary Shares for cash at a purchase price per share based on the average of the prices quoted on the London Stock Exchange for the ten days ending on the day preceding the day on which the Anti-dilution Option is exercised, and is exercisable only in the event that the collective ownership of Ordinary Shares held by the TCI Affiliate Group and the U S WEST Affiliate Group might otherwise have been reduced to 50% or below of the issued Ordinary Shares as a result of the Company's proposed issue of such shares other than for cash or if for cash, other than pursuant to a pre-emptive offering. In order for the TCI Affiliate Group and the U S WEST Affiliate Group to exercise the Anti-dilution Option, they must first have converted all Convertible Preference Shares held by them into Ordinary Shares to the extent such Convertible Preference Shares are then convertible. The TCI Affiliate Group and the U S WEST Affiliate Group have agreed with each other that they will exercise any rights to subscribe for new Ordinary Shares (including pursuant to pre-emptive rights and the Anti-dilution Option) to the extent necessary to ensure that each Affiliate Group owns at least 25% of the issued Ordinary Shares.


  Registration Rights

     The Company has agreed that the TCI Affiliate, the U S WEST Affiliates, the SBC Affiliates and the Cox Affiliate will have the right, subject to certain limited exceptions, to require the Company to include all or any portion of their Ordinary Shares (including those arising from a conversion of Convertible Preference Shares on any sale to the "public") in any registered offering by the Company of Ordinary Shares under the U.S. Securities Act of 1933, as amended (the "Securities Act"), or in a public offering under U.K. law. In addition, the TCI Affiliate, the U S WEST Affiliates, the SBC Affiliates and the Cox Affiliate will have the right to cause the Company on up to eight separate occasions (two exercisable by each of the TCI Affiliate, the U S WEST Affiliates, the SBC Affiliates and the Cox Affiliate) to offer all or any part of their Ordinary Shares for sale in a registered offering under the Securities Act or in a public offering under U.K. law.

  Limitations on Scope of Business and Assets Sales

     In connection with the initial public offering of Old Telewest in November 1994 (the "Initial Public Offering") and the Merger, the Company and affiliates of TCI, U S WEST, SBC and Cox entered into various agreements which provide, among other things, for certain restrictions on the scope of business of the parties thereto (and certain affiliates thereof) and also require the consent of the TCI Affiliate Group, the U S WEST Affiliate Group, the SBC Affiliate Group and the Cox Affiliate Group for certain dispositions of assets of the Company in limited circumstances. In addition, one of the Company's principal bank credit facilities provides that it is an event of default if the beneficial ownership of TCI and U S WEST decreases below certain specified levels under certain circumstances.

                        PROPOSALS FOR SHAREHOLDER ACTION

           ADOPTION OF 1996 DIRECTORS' REPORT AND ACCOUNTS
           (RESOLUTION #1 ON THE PROXY CARD)

     In accordance with the Companies Act, at the Annual General Meeting, the Board of Directors will present for shareholder adoption the Directors' Report and Accounts of the Company for the year ended December 31, 1996, a copy of which is included in the Company's Annual Report for 1996 that accompanies this Proxy Statement. THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR ADOPTION OF THE 1996 DIRECTORS' REPORT AND ACCOUNTS.

           APPOINTMENT OF DIRECTORS
           (RESOLUTION #2 THROUGH #12 ON THE PROXY CARD)

     The Articles provide that the Board of Directors shall consist of no less than two directors and no more than twelve directors. The Articles provide that so long as the TCI Affiliate Group owns 25% or more of the outstanding Ordinary Shares and the U S WEST Affiliate Group owns 25% or more of the outstanding Ordinary Shares, the Board shall consist of two representatives designated by the TCI Affiliate Group and two representatives designated by the U S WEST Affiliate Group. For these purposes, each of the TCI Affiliate Group and the U S WEST Affiliate Group shall be deemed to own 50% of the Ordinary Shares owned by TW Holdings. The Articles also provide that for so long as the SBC Affiliate Group owns a Qualifying Interest of the issued Ordinary Shares, the SBC Affiliate Group will be entitled to appoint (and remove) one person as a Director, and that for so long as the Cox Affiliate Group owns a Qualifying Interest of the issued Ordinary Shares, the Cox Affiliate Group will be entitled to appoint (and remove) one person as a Director. A Qualifying Interest shall be 8.33% or more of the Ordinary Shares or, following any Dilutive Issue (as defined below), 5% or more of the Ordinary Shares; provided, however, that immediately prior to such Dilutive Issue, the SBC Affiliate Group or the Cox Affiliate Group, as the case may be, held 8.33% or more of the Ordinary Shares. For purposes of the foregoing, "Dilutive Issue" means any issue of Ordinary Shares or other securities (including securities convertible into or exchangeable for Ordinary Shares or other securities) of the Company in respect of which the SBC Affiliate Group or the Cox Affiliate Group, as the case may be, is not entitled by the terms of such issue to participate on a pro-rata basis.

     As a condition to the continued listing of the Ordinary Shares on the London Stock Exchange, the Company must demonstrate its "independence" from any "controlling shareholder" (defined as a shareholder owning more than 30% of the outstanding voting shares of the Company). TCI and its affiliates and U S WEST and its affiliates are "controlling shareholders." To comply with the independence requirement, the Company must demonstrate that all "significant" decisions can be made by a majority of directors who are independent from TCI and its affiliates and U S WEST and its affiliates as controlling shareholders. Consequently, a majority of the Company's Board of Directors needs to be independent of TCI and its affiliates and U S WEST and its affiliates. Each of the TCI Affiliate Group and the U S WEST Affiliate Group has agreed that so long as they collectively own more than 50%, or individually own more than 30%, in each case, of the outstanding Ordinary Shares, they will use their best efforts to ensure that a majority of the directors are independent of TCI and U S WEST and their respective affiliates within the meaning of the London Stock Exchange Rules.

     Consistent with the foregoing requirements, the Board of Directors has nominated each of the persons listed below (all of whom currently are directors of the Company) for appointment as a director. If one or more of the nominees should become unavailable or unable to serve at the time of the Annual General Meeting, the shares to be voted for such nominee or nominees which are represented by proxies will be voted for any substitute nominee or nominees designated by the Board or, if none, a vacancy will be maintained until filled by the Board. The Board knows of no reason why any of the nominees will be unavailable or unable to serve at the time of the Annual General Meeting.

     Directors appointed at the Annual General Meeting will hold office until the next Annual General Meeting or until their successors have been elected and qualified. The following is a brief listing of the principal occupations for at least the past five years, certain other significant affiliations and the age as of March 1, 1997 for each of the nominees.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPOINTMENT OF EACH OF THE DIRECTORS NOMINATED BY THE BOARD.


           Nominees for Appointment as Directors
           (To serve until the Annual General Meeting in 1998)


FRED A. VIERRA

     Mr. Vierra has served as the non-executive Chairman of the Board of the Company since April 1994 and served on the Executive Committee of the joint venture that was a predecessor business of the Company (the "Joint Venture") from its formation in December 1991 until the Joint Venture was acquired by the Company in November 1994 in connection with the Initial Public Offering. He is an Executive Vice President of TCI and is responsible for international cable operations and international programming. Mr. Vierra has served in this position with TCI (and its predecessor company) since December 1991. Mr. Vierra is also the Vice Chairman and the Chief Executive Officer of Tele-Communications International, Inc. and has served in these positions since May 1995 and October 1994, respectively. From October 1994 to May 1995, Mr. Vierra served as Chairman of the Board of Tele-Communications International, Inc. Previously, Mr. Vierra was President, Chief Operating Officer and a director of United Artists Entertainment Company (and a predecessor company) from May 1989 to December 1991, where he managed all day-to-day operations and strategies. Mr. Vierra also serves as Chairman of TeleWest Europe Group (a joint venture between TCI and U S WEST which operates cable television networks in Norway, Sweden and Hungary) and as a non-executive director of Flextech plc (a provider of television programming). Age 65.

ANTHONY W.P. STENHAM

     Mr. Stenham has served as a non-executive director and Deputy Chairman of the Board of the Company since November 1994 and has served as a consultant to the Executive Committee of the Joint Venture from May 1994 until the Joint Venture was acquired by the Company in November 1994 in connection with the Initial Public Offering. He is Chairman of Arjo Wiggins Appleton plc (a manufacturer and distributor of paper products) and has served in such position since 1990. Previously, Mr. Stenham was a Managing Director of Bankers Trust Company from 1986 to 1990. Mr. Stenham serves as a non-executive director of various companies including The Rank Organisation plc (an entertainment company), Standard Chartered PLC (a commercial bank) and Unigate PLC (a manufacturer and distributor of dairy products). Age 65.

A. GARY AMES

     Mr. Ames has served as a non-executive director of the Company since November 1995. He is the President and Chief Executive Officer of U S WEST International Inc., based in London, responsible for the U S WEST Media Group's international operations. Mr. Ames has served in this position since July 1995. Previously, from January 1990 to June 1995 Mr. Ames was President and Chief Executive Officer of U S WEST Communications (a provider of residential and business telephone services in the U.S.). Mr. Ames also serves as a director of Albertsons Inc. and Tektronics Inc. and as a non-executive director of Flextech. Age 52.

JOHN H. ATTERBURY III


     Mr. Atterbury was appointed to serve as a non-executive director of the Company upon completion of the Merger in October 1995. He has been the President and Chief Executive Officer -- SBC International Operations since July 1995, prior to which he was President of SBC's Telemex operations from January 1991 to June 1995. Mr. Atterbury was the President and Chief Executive Officer of Southwestern Bell Telecom from October 1988 to December 1990. Mr. Atterbury is also a director of Telefonos de Mexico (a Mexican telephone company), VTR S.A. (a Chilean communications company), Transcall (a French cellular telephone company) and Andocs Inc. (a software development company). Age 48.


LORD BORRIE QC


     Lord Borrie QC has served as a non-executive director of the Company since November 1994 and has served as a consultant to the Executive Committee of the Joint Venture from May 1994 until the Joint Venture was acquired by the Company in November 1994 in connection with the Initial Public Offering. He was President of the Institute of Trading Standards Administration from 1992 to 1996 and the Director General of the Office of Fair Trading from 1976 to 1992. Lord Borrie also serves as a non-executive director of The Mirror Group plc (a media company which has an interest in Live TV (as discussed below)), the Woolwich plc (a financial institution) and Three Valleys Water plc. Age 65.


CHARLES J. BURDICK

     Mr. Burdick has served as Acting Chief Financial Officer of the Company since September 1996 and was appointed Finance Director in February 1997. He was Vice President Finance and Assistant Treasurer at U S WEST from 1990 to October 1996. Prior to joining U S WEST, Mr. Burdick worked in Treasury and Corporate Development positions at, inter alia, Time Warner and Carnation International. Age 45.

STEPHEN J. DAVIDSON

     Mr. Davidson has served as a director of the Company since April 1994. He was appointed Chief Executive Officer of the Company in February 1997 and had been Acting Chief Executive Officer since August 1996 and the Finance Director of the Company since January 1993. Previously, he worked for four years at Bankers Trust Company in London where he was a Managing Director with responsibility for clients in the media business throughout Europe. Age 41.

LORD GRIFFITHS OF FFORESTFACH

     Lord Griffiths has served as a non-executive director of the Company since November 1994 and has served as a consultant to the Executive Committee of the Joint Venture since May 1994 until the Joint Venture was acquired by the Company in November 1994 in connection with the Initial Public Offering. He is an International Advisor at Goldman Sachs International and has served in this position since 1991. Previously, Lord Griffiths served as Head of the Prime Minister's Policy Unit from 1985 to 1990. From 1984 to 1986, he was a Director of The Bank of England. Lord Griffiths currently serves as a non-executive director of Herman Miller Inc. (a manufacturer and distributor of furniture), Times Newspaper Holdings Ltd, Servicemaster Limited (a provider of consumer maintenance services and management maintenance services to homeowners and commercial facilities) and English, Welsh and Scottish Railways (a freight rail company). Age 54.

CHARLES M. LILLIS


     Mr. Lillis has served as a non-executive director of the Company since April 1994 and has served on the Executive Committee of the Joint Venture from April 1993 until the Joint Venture was acquired by the Company in November 1994 in connection with the Initial Public Offering. Mr. Lillis is the President and Chief Executive Officer of U S WEST Media Group and has served in this position since November 1995. He also is Executive Vice President of U S WEST, having served in this position since 1987. Mr. Lillis also is a member of the Board of Representatives of Time Warner Entertainment Company, L.P. Age 55.


JAMES O. ROBBINS

     Mr. Robbins was appointed to serve as a non-executive director of the Company upon completion of the Merger in October 1995. He is the President and Chief Executive Officer of Cox, having served as the President of the Cable Division of Cox Enterprises Inc. from 1985 until 1995 and the Chief Executive Officer from January 1995. He is a past chairman of the U.S. National Cable Television Association and currently serves on its executive committee. He is also a director of Teleport Communications Group and NCR Corporation and Chairman of the 1995 Policy Owners Examining Committee of Northwest Mutual Life Insurance Company. Age 54.

ADAM N. SINGER

     Mr. Singer has served as a non-executive director of the Company since November 1995. He is the President and Chief Operating Officer of Tele-Communications International, Inc., responsible for the management and development of its international cable, telephony and programming operations, having served in this position since October 1994. Previously, Mr. Singer was Vice President-International of TCI (and its predecessor company) from June 1992 to October 1994 and President and Chief Executive Officer of United Artists Entertainment (Programming) Limited from September 1988 to June 1992. Mr. Singer is a director of Tele-Communications International, Inc. and Scottish Television plc and a non-executive director of Flextech. Age 45.
                         ------------------------------

     In accordance with the terms of the Articles and the Shareholder Agreement, Mr. Vierra and Mr. Singer have been designated to serve as directors by the TCI Affiliate Group and Mr. Ames and Mr. Lillis have been designated to serve as directors by the U S WEST Affiliate Group. In the Shareholder Agreement, each of the TCI Affiliate Group and the U S WEST Affiliate Group has agreed that on any matter requiring Board approval, it will cause the directors designated by it to vote together as agreed by them (subject to each director's fiduciary duties to the Company and to minority shareholders of the Company) or, in the absence of such agreement, to vote together in the manner that would be most likely to continue the status quo without materially increasing the Company's financial obligations or materially deviating from its approved budget and business plan. If either the TCI Affiliate Group or the U S WEST Affiliate Group (as the case may be) is precluded from voting on any matter because of a conflict of interest, the designees of the other Affiliate Group may vote on such matter as they deem appropriate.

     In accordance with the terms of the Articles, Mr. Atterbury and Mr. Robbins have been designated to serve as directors by the SBC Affiliate Group and the Cox Affiliate Group, respectively.

  Board Meetings

     Regular meetings of the Board of Directors of the Company are scheduled to be held at least four times during the year and special meetings will be scheduled when required. The Board held five meetings in 1996. No incumbent Director attended fewer than 75% of the total number of meetings of the Board and all Committees of the Board on which such Director served. Directors meet their responsibilities not only by attending Board and Committee meetings, but also through communication with members of management on matters affecting the Company.

  Board Committees

     The Board has established an Audit Committee and a Remuneration Committee to assist it in meeting its responsibilities.

     The Audit Committee is responsible for reviewing and monitoring the Company's accounting policies and financial reporting. Regular meetings of the Audit Committee are scheduled at least four times during the year and special meetings are scheduled when required (6 meetings were held in 1996). Pursuant to the Articles and the Shareholder Agreement, the Audit Committee is comprised of the Company's three independent non-executive directors and, based on current share ownership levels, one designee from each of the TCI Affiliate Group, the U S WEST Affiliate Group and the SBC Affiliate Group/the Cox Affiliate Group. The TCI Affiliate Group has agreed that, for so long as the SBC Affiliate Group/the Cox Affiliate Group retain the right to appoint one representative to the Audit Committee, the TCI Affiliate Group will not exercise its right to have one designee on the Audit Committee. The Company has agreed that for the period during which the TCI Affiliate Group has a right to appoint a representative to the Audit Committee but does not so exercise it, the TCI Affiliate Group will be able to appoint an observer to attend meetings of the Audit Committee. Mr. Stenham, Lord Borrie and Lord Griffiths currently serve as the independent non-executive director representatives, Mr. Ames and Mr. Atterbury currently serve as the representatives of the U S WEST Affiliate Group and the SBC Affiliate Group/the Cox Affiliate Group, respectively, and Mr. Vierra currently is the observer appointed by the TCI Affiliate Group. Mr. Stenham is the Chairman of the Audit Committee.


     The Remuneration Committee is responsible for reviewing and approving the remuneration and other terms of employment of the executive directors and senior executives, as well as for determining or recommending the level of participation for all the Company's employees in the Company's share and other incentive plans. Regular meetings of the Remuneration Committee are scheduled twice during the year and special meetings are scheduled when required (6 meetings were held in 1996). Pursuant to the Articles and the Shareholder Agreement, the Remuneration Committee is comprised of one of the Company's independent non-executive directors and, based on current share ownership levels, one designee from each of the TCI Affiliate Group and the U S WEST Affiliate Group. In addition, based on current share ownership levels, the SBC Affiliate Group and the Cox Affiliate Group each has the right to appoint one observer to the Remuneration Committee. Mr. Stenham currently serves as the independent non-executive director representative and Mr. Singer and Mr. Ames currently serve as the representatives of the TCI Affiliate Group and U S WEST Affiliate Group, respectively. Mr. Atterbury and Mr. Robbins currently serve as the observers for the SBC Affiliate Group and the Cox Affiliate Group, respectively. Mr. Ames is the Chairman of the Remuneration Committee.


  Compensation of Non-Executive Directors


     The independent non-executive directors (other than the Deputy Chairman of the Board) receive an annual payment of L20,000. The Deputy Chairman of the Board receives an annual payment of L35,000. Each independent non-executive director also receives L1,000 for each Board and committee meeting attended and reimbursement for reasonable expenses incurred in the performance of his duties as a director.


     No compensation is paid to any of the other non-executive directors or to any of the executive directors for their service as directors.


     ALLOCATION OF SECURITIES


     (RESOLUTION #13 ON THE PROXY CARD)


     Under the Companies Act, directors may not allot (i.e., issue) shares unless they are authorized to do so by an ordinary resolution of the shareholders of the company or under the articles of association of such company. At the Annual General Meeting, the Board of Directors will present the resolution set out below, which provides the Directors with the authority to allot up to 309,189,200 Ordinary Shares (representing approximately one third of the Company's current issued ordinary share capital), which number of shares is in accordance with U.K. institutional guidelines. This authority will lapse 15 months after the Annual General Meeting or at the conclusion of the 1998 Annual General Meeting, whichever occurs first.

TEXT OF RESOLUTION:


        THAT in substitution for all previous authorities which are hereby revoked, the Directors be generally and unconditionally authorized pursuant to Section 80 of the Companies Act 1985 (the "Act") to exercise all or any powers of the Company to allot relevant securities (within the meaning of Section 80(2) of the Act) up to an aggregate nominal amount of L30,918,920 such authority to expire (unless previously renewed, varied or revoked by the Company in a general meeting) on the earlier of August 8, 1998 or the conclusion of the Annual General Meeting of the Company to be held in 1998, but the Company may make an offer or agreement which would or might require relevant securities to be allotted after the expiry of this authority and the Directors may allot relevant securities in pursuance of that offer or agreement.



Notwithstanding the foregoing resolution authorizing the Directors to issue additional securities under certain circumstances without shareholder approval, the rules of the Nasdaq National Market may require the Company to seek further shareholder approval for certain such issuances in the future.


     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE RESOLUTION BECAUSE IT BELIEVES THAT IT IS IN THE COMPANY'S BEST INTEREST FOR THE DIRECTORS TO HAVE THE FLEXIBILITY OF ALLOTTING SHARES AS PROVIDED THEREUNDER, ALTHOUGH THEY HAVE NO PRESENT INTENTION OF DOING SO.

               DISAPPLICATION OF PRE-EMPTION RIGHTS
               (RESOLUTION #14 ON THE PROXY CARD)

     At the Annual General Meeting, the Board of Directors will present the resolution set out below, which provides the Directors with the authority to allot shares for cash without first offering such shares pro rata to existing shareholders, as otherwise required by the Companies Act. The limited authority conferred by such resolution would empower the Directors to make such cash issues other than pro rata to shareholders provided such issues did not exceed in aggregate 46,378,380 shares (representing 5% of the Company's current issued ordinary share capital), which number of shares is in accordance with U.K. institutional guidelines. This authority will lapse 15 months after this Annual General Meeting or at the conclusion of the 1998 Annual General Meeting, whichever occurs first. The effectiveness of this Resolution is conditional on the approval by the shareholders of Resolution #13.

TEXT OF RESOLUTION:

           THAT in substitution for all previous authorities which are hereby revoked, and subject to the passing of Resolution 13, the Directors be empowered pursuant to Section 95 of the Companies Act 1985 (the "Act") to allot equity securities (within the meaning of Section 94(2) of the Act) for cash pursuant to the authority conferred by Resolution 13 as if Section 89(1) of the Act did not apply to any such allotment. This power:

           (i) expires on the earlier of August 8, 1998 and the conclusion of the Annual General Meeting of the Company to be held in 1998, but the Company may make an offer or agreement which would or might require equity securities to be allotted after the expiry of this authority and the Directors may allot equity securities in pursuance of that offer or agreement; and

           (ii) is limited to:

           A. allotments of equity securities where such securities have been offered (whether by way of a rights issue, open offer or otherwise) to holders of ordinary shares of 10p each in the capital of the Company ("Ordinary Shares") and, if in accordance with their rights, the Directors so determine, to holders of other equity securities of any class, in proportion (as nearly as may be) to their existing holdings of Ordinary Shares or (as the case may be) other equity securities of the class on the basis of their rights to receive such offer or, failing which, on the basis that their holdings have been converted into or that they have subscribed for Ordinary Shares on the basis then applicable, subject to the Directors having a right to make such exclusions or other arrangements in connection with the offer as they deem necessary or expedient:

           (a) to deal with equity securities representing fractional entitlements; and

           (b) to deal with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in any territory; and


          B. allotments of equity securities for cash otherwise than pursuant to paragraph A up to an aggregate nominal amount of L4,637,838.



Notwithstanding the foregoing resolution authorizing the Directors to issue additional securities under certain circumstances without shareholder approval, the rules of the Nasdaq National Market may require the Company to seek further shareholder approval for certain such issuances in the future.


     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE RESOLUTION BECAUSE IT BELIEVES THAT IT IS IN THE COMPANY'S BEST INTEREST FOR THE DIRECTORS TO HAVE THE FLEXIBILITY OF ALLOTTING SHARES AS PROVIDED THEREUNDER, ALTHOUGH THEY HAVE NO PRESENT INTENTION OF DOING SO.

               APPOINTMENT OF AUDITORS AND AUTHORIZATION FOR DIRECTORS TO FIX REMUNERATION
               (RESOLUTION #15 ON THE PROXY CARD)

     The Board of Directors, upon the recommendation of the Audit Committee, has recommended that KPMG Audit plc, a limited liability company wholly-owned by KPMG, be appointed as auditors, to serve from the conclusion of the forthcoming Annual General Meeting until the next annual general meeting. The Board intends to fix the remuneration of the auditors for such period after their appointment. At the Annual General Meeting, the Board of Directors will present for shareholder approval a resolution appointing KPMG Audit plc as auditors and authorizing the Board to fix the remuneration for the auditors. THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR SUCH APPOINTMENT AND AUTHORIZATION TO FIX REMUNERATION.


     Representatives of KPMG and KPMG Audit plc are expected to be present at the Annual General Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.


               ADOPTION OF TWO NEW SHARE SCHEMES

               (RESOLUTIONS #16 AND #17 ON THE PROXY CARD)


     In connection with the Initial Public Offering, the Company adopted a restricted share scheme to replace a then existing cash bonus scheme. The initial awards made under that share scheme generally vest in January 1998. To provide additional incentives beyond 1998, the Company proposes to adopt two new schemes: (a) an equity participation plan to enable employees to purchase ordinary shares using their annual cash performance related bonus, with the Company matching the employee purchases with an award of shares (the "EPP") and
(b) a long term incentive scheme to provide for additional share grants (the "LTIP"). These plans are described in more detail in the Appendix to the Notice of Annual General Meeting accompanying this document. Under the rules of the London Stock Exchange and the Nasdaq National Market, the plans require shareholder approval as provided in Resolution #16 (with respect to the EPP) and Resolution #17 (with respect to the LTIP). At the Annual General Meeting, the Board will present for shareholder approval resolutions proposing the adoption of two new share schemes and the Board recommends that the shareholders vote FOR these schemes.


               INCREASE IN BORROWING LIMIT
               (RESOLUTION #18 ON THE PROXY CARD)


     The Articles of Association of the Company include a limit on the amount the Company may borrow. The current limitation provides that the borrowings of the Company shall not exceed the greater of L2,000,000,000 and four times the adjusted capital and reserves (as defined in the Articles of Association). Given the considerable expansion of the Company's operations, the Company believes it would be prudent to increase the borrowing powers under the Articles of Association to the greater of L4,000,000,000 and five times the adjusted capital and reserves. Under the Articles of Association, this change requires shareholder approval. AT THE ANNUAL GENERAL MEETING, THE BOARD WILL PRESENT FOR SHAREHOLDER APPROVAL A RESOLUTION TO INCREASE THE BORROWING POWERS AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RESOLUTION.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS


     The following table sets forth certain information known to the Company with respect to Ordinary Shares beneficially owned, as of March 1, 1997, by each director, director nominee and named executive officer and all directors and executive officers as a group. Each of the persons named in the table have sole voting and investment power with respect to all Ordinary Shares indicated as being beneficially owned by them.



                                                                    NUMBER OF      PERCENT OF
                                                                     ORDINARY      OUTSTANDING
                                                                      SHARES        ORDINARY
                              NAME                                    OWNED          SHARES
----------------------------------------------------------------    ----------     ----------
A. Gary Ames....................................................          --           --
John H. Atterbury III...........................................          --           --
Lord Borrie, QC.................................................          --           --
Charles Burdick.................................................      20,000(1)        (2)
Stephen J. Davidson.............................................          --           --
Lord Griffiths of Fforestfach...................................          --           --
Simeon Galpert..................................................          --           --
Bruce D. Langham................................................       2,747           (2)
Charles M. Lillis...............................................          --           --
Alan Michels....................................................          --           --
Lynn C. Rexroth.................................................       3,500(1)        (2)
James O. Robbins................................................          --           --
Anthony W. P. Stenham...........................................          --           --
Adam N. Singer..................................................          --           --
Fred A. Vierra..................................................          --           --
Roger P. Wilson.................................................          --           --
All Directors and Executive Officers (as a group)...............      26,521           (2)


------------------------

     Notes.

     1. In the form of American Depository Receipts.
     2. Represents less than 0.01% of the Company's outstanding Ordinary Shares.

                             EXECUTIVE COMPENSATION

                         SUMMARY COMPENSATION TABLE(1)


                                                                                 LONG TERM COMPENSATION
                                             ANNUAL COMPENSATION               ---------------------------
                                     ------------------------------------      RESTRICTED       SECURITIES
                                                             OTHER ANNUAL       STOCK(2)        UNDERLYING    ALL OTHER
    NAME AND POSITION       YEAR      SALARY       BONUS     COMPENSATION        AWARDS          OPTIONS     COMPENSATION
--------------------------  ----     --------     --------   ------------      ----------       ----------   ------------
Stephen J. Davidson         1996     L235,756     L 25,500     L 11,903(3)            --          107,579      L 12,599(4)
  Chief Executive Officer   1995     L143,100     L 98,312     L 11,443(3)      L819,691(5)       178,380      L 10,017
                            1994     L135,000     L 79,520     L 10,974(3)            --               --      L  9,188
Alan Michels(6)             1996     L100,542           --     L 67,358(7)            --          164,564      L544,137(8)
  Former Chief Executive    1995     L160,348     L120,765     L266,574(7)      L750,008(9)       183,437      L  4,828
  Officer                   1994     L139,579     L 87,834     L304,813(7)            --               --      L 38,403

Lynn C. Rexroth(10)         1996     L175,000     L 17,093     L143,660(11)     L 63,584          104,280      L  4,808(12)
  Chief Operations Officer  1995     L 84,969     L 59,649     L166,274(11)     L119,957(13)      107,882      L  4,827
                            1994     L 82,922     L 25,575     L139,037(11)           --               --      L  5,377

Simeon Galpert(14)          1996     L111,138     L 28,726     L  9,108(15)           --           56,383      L  7,780(16)
  Senior Vice President of  1995     L103,432     L 33,153     L  9,269(15)     L176,825(17)      116,618      L  7,000
  Finance                   1994     L 57,192     L  7,272     L  5,504(15)           --               --      L  4,083

Roger P. Wilson(18)         1996     L 98,000     L  9,155     L  8,479(19)           --          139,007      L 11,760(20)
  Senior Vice President of  1995     L 83,970     L108,132     L  7,350(19)     L 98,710(21)           --      L 10,076
  Residential Services

Bruce Langham               1996     L 98,000     L 12,204     L 11,614(22)           --           52,128      L  9,310(23)
  Senior Vice President of  1995     L 91,333     L 26,030     L 11,445(22)     L237,755(24)      104,956      L  7,405
  Digital Services          1994     L 77,833     L  9,827     L  7,599(22)           --               --      L  5,214


---------------


 1. Certain amounts reflected in this table and elsewhere in this section were paid in US dollars, but are represented in this table in pounds sterling based on an exchange rate of $1.56 to L1.00, which represents the average of the spot closing rate as published by the Financial Times for the year ended December 31, 1996.


 2. The value of the Restricted Stock reflected in this table represents the product of the number of Ordinary Shares underlying the award multiplied by the closing price per Ordinary Share of the Ordinary Shares on the London Stock Exchange on the date of the grant (January 24, 1996 (132.5p) in the case of Restricted Share awards granted to Mr. Rexroth on that date, November 8, 1995 (175.0p) in the case of Restricted Share awards granted to Mr. Wilson on that date and January 13, 1995 (172.5p) in the case of all other Restricted Share awards).

 3. Mr. Davidson's "Other Annual Compensation" includes L11,060, L10,322 and L10,157 for an automobile and related expenses for the years 1996, 1995 and 1994, respectively.

 4. Mr. Davidson's "All Other Compensation" consists of payments made by the Company to his private pension plan.

 5. On January 13, 1995 Mr. Davidson was granted an award of 475,183 shares of Restricted Stock. As of December 31, 1996, the aggregate value of such shares was L589,227 based on a price per Ordinary Share of 124p (the closing price per Ordinary Share of the Ordinary Shares on the London Stock Exchange on December 31, 1996). Such shares vest and will be distributed to Mr. Davidson (without payment of consideration) on January 13, 1998, subject to earlier vesting and distribution under certain circumstances. Until such shares are vested, Mr. Davidson will not be entitled to vote or receive dividends in respect of such shares.

 6. Mr. Michels served as a Director and Chief Executive Officer from January 1, 1994 to July 31, 1996. As described below under "-- Employment Agreements," certain amounts reflected in this table for Mr. Michels were paid by an affiliate of U S WEST, which was reimbursed by the Company for all such payments.


 7. Mr. Michels' "Other annual compensation" includes provisions of L9,841, L144,771 and L223,060 in respect of his UK income taxes for 1996, 1995 and 1994, respectively, housing allowances of L50,638, L62,962 and L49,386 for 1996, 1995 and 1994, respectively, and automobile and related expenses of L6,743, L11,310 and L8,362 for 1996, 1995 and 1994, respectively.


 8. Mr. Michels' "All other compensation" includes a L539,329 termination payment paid or payable in connection with Mr. Michels' resignation and a L4,808 matching contribution to his 401(k) plan.

 9. On January 13, 1995 Mr. Michels was granted an award of 434,787 shares of Restricted Stock. As of December 31, 1996, the aggregate value of such shares was L539,136 based on a price per Ordinary Share of 124p (the closing price per Ordinary Share of the Ordinary Shares on the London Stock Exchange on December 31, 1996). Such shares vested pursuant to the Rules of the Restricted Stock Scheme and arrangements with the Company in connection with his resignation.

10. Mr. Rexroth is a secondee to the Company from U S WEST and consequently, as described below under "-- Employment Agreements", certain amounts reflected in this table for Mr. Rexroth were paid by an affiliate of U S WEST, which was reimbursed by the Company for all such payments.

11. Mr. Rexroth's "Other Annual Compensation" includes provisions of L74,253, L102,968 and L91,629 in respect of his UK income taxes for the years 1996, 1995 and 1994, respectively, and L30,462, L32,496 and L32,496 in respect of housing allowances for 1996, 1995 and 1994, respectively.

12. Mr. Rexroth's "All Other Compensation" represents matching contributions to his 401(k) plan.

13. On January 24, 1996 and January 13, 1995 Mr. Rexroth was granted an award of 47,988 and 69,540 shares, respectively, of Restricted Stock. As of December 31, 1996, the aggregate value of such shares was L145,735 based on a price per Ordinary Share of 124p (the closing price per Ordinary Share of the Ordinary Shares on the London Stock Exchange on December 31, 1996). Such shares vest and will be distributed to Mr. Rexroth (without payment of consideration) on January 24, 1999 (in the case of the 47,988 shares) and January 13, 1998 (in the case of the 69,540 shares), respectively, subject to earlier vesting and distribution under certain circumstances. Until such shares are vested, Mr. Rexroth will not be entitled to vote or receive dividends in respect of such shares.

14. Mr. Galpert commenced employment with the Company on June 6, 1994 and resigned effective as of March 31, 1997.

15. Mr. Galpert's "Other Annual Compensation" includes L8,394, L8,334 and L4,864 for an automobile and related expenses for the years 1996, 1995 and 1994, respectively.

16 Mr. Galpert's "All Other Compensation" consists of payments made by the Company to his private pension plan.


17. On January 13, 1995 Mr. Galpert was granted an award of 102,507 shares of Restricted Stock. As of December 31, 1996, the aggregate value of such shares was L127,109 based on a price per Ordinary Share of 124p (the closing price per Ordinary Share of the Ordinary Shares on the London Stock Exchange on December 31, 1996). Such shares will vest on March 31, 1997 on a pro rata basis up to such date, pursuant to the Rules of the Restricted Stock Scheme and arrangements with the Company in connection with his resignation. Until such shares are vested, Mr. Galpert will not be entitled to vote or receive dividends in respect of such shares.


18. Mr. Wilson commenced employment with the Company upon completion of the Merger on October 3, 1995. Amounts reflected for Mr. Wilson prior to completion of the Merger were paid by former SBCC.

19. Mr. Wilson's "Other Annual Compensation" includes L7,779 and L6,731 for automobile and related expenses for the years 1996 and 1995, respectively.


20. Mr. Wilson's "All Other Compensation" consists of payments made by the Company to his private pension plan.



21. On November 8, 1995 Mr. Wilson was granted an award of 56,406 shares of Restricted Stock. As of December 31, 1996, the aggregate value of such shares was L69,943 based on a price per Ordinary Share of 124p (the closing price per Ordinary Share of the Ordinary Shares on the London Stock Exchange on December 31, 1996). Such shares vest and will be distributed to Mr. Wilson (without payment of consideration) on November 8, 1998, subject to earlier vesting and distribution under certain circumstances. Until such shares are vested, Mr. Wilson will not be entitled to vote or receive dividends in respect of such shares.


22. Mr. Langham's "Other Annual Compensation" includes L10,697, L10,637 and L6,606 for automobile and related expenses for the years 1996, 1995 and 1994, respectively.

23. Mr. Langham's "All Other Compensation" consists of payments made by the Company to his private pension plan.


24. On January 13, 1995 Mr. Langham was granted an award of 137,829 shares of Restricted Stock. As of December 31, 1996, the aggregate value of such shares was L170,908 based on a price per Ordinary Share of 124p (the closing price per Ordinary Share of the Ordinary Shares on the London Stock Exchange on December 31, 1996). Such shares vest and will be distributed to Mr. Langham (without payment of consideration) on January 13, 1998, subject to earlier vesting and distribution under certain circumstances. Until such shares are vested, Mr. Langham will not be entitled to vote or receive dividends in respect of such shares.

                               OPTION GRANT TABLE


                                                       INDIVIDUAL GRANTS                               POTENTIAL REALIZABLE
                               -----------------------------------------------------------------         VALUE AT ASSUMED
                                               PERCENT OF                                                ANNUAL RATES OF
                                NUMBER OF        TOTAL                                                     STOCK PRICE
                               SECURITIES       OPTIONS                                                  APPRECIATION FOR
                               UNDERLYING       GRANTED                                                    OPTION TERM
                                 OPTIONS      TO EMPLOYEES      EXERCISE                               --------------------
            NAME                 GRANTED        IN 1996         PRICE(1)       EXPIRATION DATE           5%           10%
-----------------------------  -----------   --------------     ---------     ------------------       -------      -------
Stephen J. Davidson..........     21,277(2)        0.52%         141.0p       March 10, 2006           L17,827      L46,158
                                  86,302(3)        2.09%         141.0p       March 10, 2006           L72,310      L187,221
Alan Michels.................     21,277(2)        0.52%         141.0p       September 10, 1999(4)    L17,827      L46,158
                                  95,745(3)        2.32%         141.0p       September 10, 1999(4)    L80,222      L207,706
                                  47,542(3)        1.15%         138.0p       September 10, 1999(4)    L41,260      L104,562
Lynn C. Rexroth..............     21,277(2)        0.52%         141.0p       March 10, 2006           L17,827      L46,158
                                  35,461(3)        0.86%         141.0p       March 10, 2006           L29,712      L76,928
                                  47,542(3)        1.15%         138.0p       March 10, 2006           L41,260      L104,562
Simeon Galpert...............     21,277(2)        0.52%         141.0p       March 10, 2006    (5)    L17,827(5)   L46,158(5)
                                  35,106(3)        0.85%         141.0p       March 10, 2006    (5)    L29,414(5)   L76,158(5)
Roger P. Wilson..............     21,277(2)        0.52%         141.0p       March 10, 2006           L17,827      L46,158
                                 117,730(3)        2.86%         141.0p       March 10, 2006           L98,643      L255,399
Bruce Langham................     21,277(2)        0.52%         141.0p       March 10, 2006           L17,827      L46,158
                                  30,851(3)        0.75%         141.0p       March 10, 2006           L25,849      L66,927


---------------

1. The exercise prices reflect the middle market quotation on the London Stock Exchange for the Ordinary Shares on the day of grant in the case of incentive stock options under Section 422 of the U.S. Internal Revenue Code, as amended, and on the day before the grant in the case of other options.

2. Represents grants under the Telewest (1995) (No.1) Executive Share Option Scheme.

3. Represents grants under the Telewest (1995) (No.2) Executive Share Option Scheme.


4. Pursuant to arrangements with the Company in connection with his resignation, Mr. Michels' options remain in effect in accordance with the Rules of the Schemes following his resignation, which was effective as of July 31, 1996.


5. Pursuant to the Rules of the Schemes, Mr. Galpert's options will lapse on March 31, 1997 (the effective date of his resignation).

                   OPTION EXERCISES AND YEAR-END VALUE TABLE(1)


                                                              NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                             SHARES ACQUIRED     VALUE         OPTIONS AT YEAR-END              AT YEAR-END
           NAME                ON EXERCISE      REALIZED    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(2)
--------------------------   ---------------    --------    -------------------------    -------------------------
Stephen J. Davidson.......          0               0               0/285,959                       0/0
Alan Michels..............          0               0               348,001/0                       0/0
Lynn C. Rexroth...........          0               0               0/212,162                       0/0
Simon Galpert.............          0               0               0/173,001                       0/0
Roger P. Wilson...........          0               0               0/139,007                       0/0
Bruce D. Langham..........          0               0               0/157,084                       0/0


---------------


1. References to grants of options are options granted by the Company under its Executive Share Option Schemes and Sharesave Scheme.



2. Based on the closing price per Ordinary Share on December 31, 1996 of 124p.


  Employment Agreements

     Mr. Davidson and the Company have agreed that Mr. Davidson will serve as Chief Executive Officer of the Company for an indefinite term, commencing as of February 12, 1997. The Company and Mr. Davidson each has the right to terminate the employment agreement at any time upon one years' notice. The agreement provides that Mr. Davidson will receive a base salary of L335,000 per annum and also provides that he will be eligible for a bonus of 25% of his base salary each year upon the Company's achievement of target performance and certain personal objectives, increasing to a maximum of 50% of his base salary if the Company exceeds target performance by specified amounts.

     Pursuant to a secondment agreement between the Company and an affiliate of U S WEST, Mr. Michels and the Company entered into an employment agreement which provided that Mr. Michels would serve as Chief Executive Officer of the Company for an initial term of three years commencing as of November 29, 1994. Effective July 31, 1996, Mr. Michels resigned from his positions as Chief Executive Officer and a member of the Board of Directors. In accordance with his employment agreement (as most recently amended), prior to his resignation Mr. Michels received gross payments in 1996 equivalent to L167,900 per annum, which consisted of a base salary of L100,542 and foreign service premiums and other expatriate compensation in an aggregate of L67,358 (subject to certain adjustments). Mr. Michels was also eligible for, but did not receive, a short-term bonus of 40% of his base salary each year upon the Company's achievements of target performance, increasing to a maximum of 80% of his base salary if the Company exceeded target performance by specified amounts. In connection with such resignation, the Company and Mr. Michels agreed to a termination payment of L539,329 in lieu of any additional salary, bonus and other benefits under Mr. Michel's employment agreement from the date of resignation through the end of the contract term. Mr. Michels retains his award under the Restricted Share Scheme with respect to 434,787 Ordinary Shares and his awards under the Executive Share Option Schemes with respect to 348,001 Ordinary Shares, in each case exercisable pursuant to the original terms thereof and his arrangement with the Company in connection with his termination.



     Mr. Rexroth commenced employment with the Company on December 24, 1992. Pursuant to the terms of a new assignment agreement with U S WEST Overseas on December 1, 1995, Mr. Rexroth was assigned to serve as Chief Operations Officer for a fixed term of eighteen months, commencing as of January 1, 1996. U S WEST Overseas and Mr. Rexroth each has the right to terminate the agreement upon 60 days' notice. The agreement (as most recently amended) provides that Mr. Rexroth will receive a base salary of L175,000 per annum plus foreign service premiums and other expatriate compensation (subject to certain adjustments) and also provides that he will be eligible for a bonus of 30% of his base salary each year upon the Company's achievement of target performance and certain personal objectives. On termination, Mr. Rexroth is entitled to be reimbursed for relocation costs to the U.S. The Company has agreed to reimburse U S WEST Overseas for all amounts paid to Mr. Rexroth during the term of the assignment. Mr. Rexroth continues to receive benefits under certain U S WEST plans.



     Mr. Galpert and the Company entered into an employment agreement which provides that Mr. Galpert will serve as Senior Vice President of Finance of the Company for an indefinite term, commencing as of June 6, 1994. The Company and Mr. Galpert each has the right to terminate the employment agreement at any time upon one year's notice. The agreement (as most recently amended) provides that Mr. Galpert will receive a base salary of L115,000 per annum and also provides that he will be eligible for a bonus of 25% of his base salary each year upon the Company's achievement of target performance, increasing to a maximum of 50% of his base salary if the Company exceeds target performance by specified amounts. Mr. Galpert resigned from his position as Senior Vice President of Finance effective as of March 31, 1997. Mr. Galpert retains his award under the Restricted Share Scheme with respect to 76,880 Ordinary Shares (the pro rata vested portion (75%) of his current outstanding grant) and his awards under the Executive Share Option Schemes lapsed.



     Mr. Wilson commenced employment with the Company on October 3, 1995, being previously employed by SBCC since October 1992. Mr. Wilson and the Company entered into an employment agreement which provides that Mr. Wilson will serve as Senior Vice President of Residential Services of the Company for an indefinite term, commencing as of September 16, 1996. The Company and Mr. Wilson each has the right to terminate the employment agreement at any time upon one year's notice. The agreement provides that Mr. Wilson will receive a base salary of L85,460 per annum and also provides that he will be eligible for a bonus of 25% of his base salary each year upon the Company's achievement of target performance, increasing to a maximum of 50% of his base salary if the Company exceeds target performance by specified amounts. Following reviews in January 1996, January 1997 and March 1997 Mr. Wilson's salary was increased to L98,000 per annum, L106,820 per annum and L120,000 per annum, respectively.


     Mr. Langham commenced employment with the Company on October 28, 1991. Mr. Langham and the Company entered into an employment agreement which provides that Mr. Langham will serve as Senior Vice President of Digital Services of the Company for an indefinite term, commencing as of September 16, 1996. The Company and Mr. Langham each has the right to terminate the employment agreement at any time upon one year's notice. The agreement provides that Mr. Langham will receive a base salary of L98,000 per annum and also provides that he will be eligible for a bonus of 25% of his base salary each year upon the Company's achievement of target performance, increasing to a maximum of 50% of his base salary if the Company exceeds target performance by specified amounts. Following a review in January 1997, Mr. Langham's salary was increased to L102,900 per annum. In addition, the Company has also agreed to make certain payments and provide certain benefits to Mr. Langham in the event he resigns or is terminated under certain circumstances prior to September 16, 1997.



                         REMUNERATION COMMITTEE REPORT



     A report of the Remuneration Committee of the Company's Board of Directors, covering various matters specified by applicable U.S. law and the U.K. Code of Best Practice set forth in the recent Report of the Study Group on Directors' Remuneration chaired by Sir Richard Greenbury, is set out in the Annual Report of the Company for 1996 under the caption "Report of the Remuneration Committee," and such report is incorporated by reference herein.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Secondment of Personnel


     Affiliates of TCI, U S WEST, SBC and Cox have seconded senior personnel to the Company to provide certain business and technical expertise and support. Currently, five of the Company's employees are on secondment from affiliates of TCI, U S WEST, SBC and Cox. The Company has agreed in secondment agreements to reimburse the affiliates of TCI, U S WEST, SBC and Cox, as the case may be, for the full costs each incurs in respect of any personnel seconded to the Company. The aggregate amount expensed by the Company in connection with amounts paid to TCI, U S WEST, SBC and Cox (or affiliates thereof) in respect of personnel (and certain technical consultants) in 1996 was approximately L375,000, L1,810,000, L93,000 and L281,000, respectively.


  Technology Sharing Arrangements

     TCI and U S WEST have agreed to make available to the Company proprietary technology and know-how which they are permitted to license and which is related to cable television and cable telephony at a fair market price which is generally no less favorable than those provided to any unaffiliated customers. The Company has agreed to make available to TCI and U S WEST any of the Company's proprietary technology and know-how which it is permitted to license and which is related to cable television and cable telephony at a fair market price which is generally not less favorable than those provided to any unaffiliated customers.

  Programming


     An affiliate of TCI and an affiliate of U S WEST own approximately 50.9% and 7.4%, respectively, of Flextech plc ("Flextech"). In addition, Mr. Vierra and Mr. Singer are directors of Flextech. Flextech owns interests (in some cases, controlling interests) in certain programming channels and provides management services to certain of such channels and other channels. Some of the channels in which Flextech owns an interest or provides management services to are offered directly by the Company to its subscribers and some are included in the BSkyB Multi-Channel Package, which is also offered by the Company to its subscribers. In addition, affiliates of U S WEST, TCI and SBC are partners in CPP-1, a joint venture with three other U.S. cable operators which has a 10% interest in Live TV. Lord Borrie is also a director of The Mirror Group plc, which has an interest in Live TV. Live TV is carried by the Company's network. Furthermore, Cox has an interest in The Discovery Channel, The Learning Channel, UK Gold and UK Living and an affiliate of TCI has an interest in Time Warner Inc., which owns CNN International, The Cartoon Network and TNT, all of which are carried by the Company's network. Cox has announced its intention to exchange its interests in UK Gold and UK Living for an interest in Flextech. The Company believes that programming obtained from all the affiliated programming suppliers is obtained on terms no less favorable than those available to unrelated third parties.


                 CERTAIN TAX CONSEQUENCES OF OWNERSHIP OF ADSS


     A description of certain tax consequences relating to the ownership of ADSs is set out in Annex A hereto.

                               PERFORMANCE GRAPHS


     The following graph compares, for the period from November 22, 1994 through the fiscal year ended December 31, 1996, the cumulative total shareholder return on the ADSs which are traded on the NASDAQ National Market to that of (a) the S&P 500 Index, and (b) a peer group which consists of Bell Cablemedia Plc, Comcast UK Cable Partnership and International CableTel Inc. (the "First NASDAQ Peer Group") through June 8, 1995, and from June 9, 1995 through December 31, 1996, the First NASDAQ Peer Group plus NYNEX CableComms Group plc and General Cable plc (the "Second NASDAQ Peer Group"), with the assumed reinvestment on June 9, 1995 of the cumulative shareholder return on the First NASDAQ Peer Group into the Second NASDAQ Peer Group. The cumulative shareholder return on the ADSs reflects ADSs evidencing Old Telewest Ordinary Shares (which were traded on the London Stock Exchange prior to the Merger) for the period from November 22, 1994 (the first time such shares were registered under the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act")) through September 29, 1995 (the last day of trading for such shares) and reflects the Company's Ordinary Shares for the period October 2, 1995 (the first day of trading for such shares) through December 31, 1996. The First NASDAQ Peer Group was originally selected because it represented companies listed on the NASDAQ National Market that are engaged (like the Company) principally in the cable television and cable telephony business in the U.K. The two additional companies in the Second NASDAQ Peer Group, both of which engage principally in the cable television and cable telephony business in the U.K., became listed subsequent to the selection of the First NASDAQ Peer Group (the second of the two companies becoming listed June 9, 1995). The Company believes that the addition of the two companies to the Second NASDAQ Peer Group is appropriate because those companies are in the same business as the Company.



     MEASUREMENT PERIOD                            S&P 500       SECOND NASDAQ     FIRST NASDAQ
   (FISCAL YEAR COVERED)       TELEWEST ADSS      |COMPOSITE      |PEER GROUP      |PEER GROUP
'NOV. 22, 1994'                      100              100                               100
'DEC. 31, 1994'                    93.38           102.77                             92.64
'MAR. 31, 1995'                    92.67           108.37                             90.26
'JUN. 9, 1995'                     91.79           116.99            95.89            95.89
'JUN. 30, 1995'                    89.25           121.51            93.51
'SEPT. 30, 1995'                  106.23           131.84           103.77
'DEC. 31, 1995'                    85.67           142.48            89.73
'MAR. 31, 1996'                    77.62           152.73            84.19
'JUN. 30, 1996'                    88.48           156.76             88.4
'SEPT. 30, 1996'                   65.66           160.58            80.56
'DEC. 31, 1996'                    66.87           158.93            87.54

     The following graph compares, for the period from November 23, 1994 through the fiscal year ended December 31, 1996, the cumulative total shareholder return on Ordinary Shares which are traded on the London Stock Exchange to that of (a) the Financial Times -- Stock Exchange All Share Index, and (b) a peer group which consists of British Telecommunications plc, Cable & Wireless plc, Vodaphone and Securicor Services (the "First LSE Peer Group") through June 8, 1995, and from June 9, 1995 through December 31, 1996, NYNEX CableComms Group plc and General Cable plc (the "Second LSE Peer Group"), with the assumed reinvestment on June 9, 1995 of the cumulative shareholder return on the First LSE Peer Group into the Second LSE Peer Group (June 9, 1995). The cumulative shareholder return on Ordinary Shares reflects the Old Telewest Ordinary Shares (which were traded on the London Stock Exchange prior to the Merger) for the period from November 22, 1994 (the first time such shares were registered under the Exchange Act) through September 29, 1995 (the last day of trading for such shares) and reflects the Company's Ordinary Shares for the period from October 2, 1995 (the first day of trading for such shares) through December 31, 1996. At the time the First Peer Group was selected there were no companies listed on the London Stock Exchange that engaged (like the Company) principally in the cable television and cable telephony business in the U.K., and accordingly the First LSE Peer Group represents selected companies listed on the London Stock Exchange engaged in the same general industry as the Company (i.e. communications). The two companies in the Second LSE Peer Group have subsequently become listed on the London Stock Exchange and both are engaged principally in the cable television and telephony business in the U.K., and are represented in the performance graph as of the date of the inclusion of the Second NASDAQ Peer Group (June 9, 1995). The Company believes that because the companies in the Second LSE Peer Group are in the same business as the Company, they represent a more appropriate peer group than the companies in the First LSE Peer Group.



                                                                                     TELEWEST
     MEASUREMENT PERIOD          SECOND LSE        FSTE ALL        FIRST LSE        |ORDINARY
   (FISCAL YEAR COVERED)        |PEER GROUP         |SHARE        |PEER GROUP         SHARES
'NOV. 22, 1994'                                       100              100              100
'DEC. 31, 1994'                                      98.6            100.9               94
'MAR. 31, 1995'                                       101               99               94
'JUN. 9, 1995'                     105.7            108.5            105.7             90.9
'JUN. 30, 1995'                    102.9            107.6                              89.8
'SEPT. 30, 1995'                   115.6            116.3                             107.1
'DEC. 31, 1995'                     98.1            122.1                              85.2
'MAR. 31, 1996'                     92.9            126.4                                78
'JUN. 30, 1996'                     95.8            128.7                              88.7
'SEPT. 30, 1996'                    87.3            136.6                              65.4
'DEC. 31, 1996'                     97.2            142.4                              68.1


     In calculating cumulative total shareholder return in the two preceding graphs, returns are calculated on a quarterly basis (assuming an initial investment of $100 on November 22, 1994), reinvestment of dividends is assumed, and the returns of each member of the indices and the peer groups are weighed for market capitalization.

         COMPLIANCE WITH SECTION 16(A) OF THE U.S. SECURITIES EXCHANGE
                                  ACT OF 1934

     Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and any persons who own more than ten percent of the Company's Ordinary Shares to file reports of initial ownership of the Company's Ordinary Shares and subsequent changes in that ownership with the Securities and Exchange Commission (initial reports are filed on Form 3 and reports as to subsequent changes or certain other matters are filed on Forms 4 or 5). Officers, directors and greater than ten-percent beneficial owners are also required to furnish the Company with copies of all
Section 16(a) forms they file.


     Based solely upon a review of the copies of the forms furnished to the Company, the Company believes that during 1996 all Section 16(a) filing requirements were complied with except that (a) Mr. Vierra filed one Report on Form 5 late covering three transactions which had not previously been reported in a timely manner and (b) Messrs. Stephen Davidson, Alan Michels, Lynn Rexroth, Simeon Galpert, Bruce Langham, Roger Wilson and Ms. Victoria Hull each filed one Report on Form 5 late covering an aggregate of 16 transactions, all relating to the grant of options on March 11, 1996 pursuant to the Telewest (1995) (No.1) Executive Share Option Scheme and the Telewest (1995) (No.2) Executive Share Option Scheme.


   APPLICABILITY OF SECTION 162(M) OF THE U.S. INTERNAL REVENUE CODE OF 1986

     Because the Company is not currently and does not expect in the future to be subject to U.S. federal income tax, Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), which generally denies a deduction for U.S. federal income tax purposes to publicly-held companies for compensation paid to certain executives in excess of $1 million per executive per taxable year, currently does not apply to the Company.

                              VOTING REQUIREMENTS

     Every holder of Ordinary Shares who is present in person or by proxy at the Annual General Meeting shall have one vote on each matter to be presented, and on a poll every shareholder who is present in person or by proxy shall have one vote for every Ordinary Share held (subject in each case to disenfranchisement in the limited circumstances provided in the Articles). Voting at the Annual General Meeting will be by a show of hands unless a poll is demanded. A poll may be demanded by (a) the chairman of the meeting, (b) not less than five shareholders present in person or by proxy and entitled to vote, (c) any shareholder or shareholders present in person or by proxy and representing in the aggregate not less than one-tenth of the total voting rights of all shareholders entitled to attend and vote at such meeting or (d) any shareholder or shareholders present in person or by proxy and holding shares conferring a right to vote at the meeting on which there have been paid-up sums in aggregate equal to not less than one-tenth of the total sum paid on all shares conferring such right. Since under English law voting rights are only conferred on registered holders of shares, a person holding through a nominee may not directly demand a poll.

     Where a poll is not demanded, the interests of beneficial owners of Ordinary Shares who hold through a nominee or record owners who have appointed a proxy may not be reflected in votes cast on a show of hands if such nominee or proxy does not attend the meeting or receives conflicting voting instructions from different beneficial or records owners for whom it holds as nominee or acts as proxy. In any event, in a show of hands, such nominee or proxy will have only one vote, notwithstanding the number of beneficial or record owners for whom he or she acts.


     Resolutions #1 through #13 and #15 through #17 are Ordinary Resolutions and require the affirmative vote of a majority of the shareholders present in person or by proxy, in the case of a vote by show of hands, or present in person or by proxy and holding shares conferring in the aggregate a majority of the votes actually cast on the Ordinary Resolution, in the case of a vote by poll. Resolutions #14 and #18 are Special Resolutions and require the affirmative vote of not less than 75% of the shareholders present in person or by proxy, in the case of a vote by show of hands, or present in person or by proxy and holding shares conferring in the aggregate at least 75% of the votes actually cast on the Special Resolution, in the case of a vote by poll. In accordance with London Stock Exchange Rules, shareholders do not have an opportunity to cast "abstentions." Broker non-votes will not count as votes cast "FOR" or "AGAINST" any matter.

                            SOLICITATION OF PROXIES

     The cost of soliciting proxies in the accompanying form will be borne by the Company. The Company has not retained any independent soliciting agent. Proxies may be solicited in person or by telephone or telegram by the directors, executive officers and employees of the Company, who will not receive additional compensation for such activities.


     Brokers, nominees and other similar record holders will be requested to forward proxy solicitation material to beneficial owners and, upon request, will be reimbursed by the Company for their customary out-of-pocket expenses.


                      SUBMISSION OF SHAREHOLDER PROPOSALS

     Shareholder proposals intended for inclusion in next year's Proxy Statement should be sent to the Company Secretary at Genesis Business Park, Albert Drive, Woking, Surrey GU21 5RW, United Kingdom, and must be received by November 27, 1997.

                         FINANCIAL STATEMENTS AVAILABLE

     Consolidated financial statements for the Company are included in the Annual Report of the Company for 1996 furnished to shareholders with this Proxy Statement. Additional copies of these statements and the Annual Report on Form 10-K for the year ended December 31, 1996 may be obtained without charge from the Company Secretary at Genesis Business Park, Albert Drive, Woking, Surrey GU21 5RW, United Kingdom.


     The annual report on Form 10-K is also on file with the Securities and Exchange Commission, Washington, D.C. 20549, and the Nasdaq Stock Market Inc., 1735 K Street, NW, Washington, DC 20006-1500.


DATED: MARCH 26, 1997

                                                                         ANNEX A

                    CERTAIN TAX CONSEQUENCES OF OWNERSHIP OF

                       TELEWEST ORDINARY SHARES AND ADSS


                                    GENERAL


     The following generally summarizes the principal U.K. and U.S. federal income tax consequences of the purchase, ownership and disposition of Ordinary Shares or ADSs (evidenced by ADRs) to beneficial owners that are residents or citizens of the U.S. and hold the Ordinary Shares or ADSs as capital assets ("U.S. Holders"). BECAUSE THIS IS A GENERAL SUMMARY, PROSPECTIVE PURCHASERS OF ORDINARY SHARES OR ADSS WHO ARE U.S. HOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL TAX CONSEQUENCES, AS WELL AS TO THE U.K. TAX CONSEQUENCES, OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF ORDINARY SHARES OR ADSS APPLICABLE IN THEIR PARTICULAR TAX SITUATIONS.


     The statements of U.S. federal income tax and U.K. tax law set out below are based (a) on the laws in force, and as interpreted by the relevant taxation authorities, as of the date of this Proxy Statement, and are subject to any changes (which may apply retroactively) in U.S. or U.K. law, or in the interpretation thereof by the relevant taxation authorities, or in the conventions between the U.S. and the U.K. relating to income and capital gains (the "Income Tax Convention") and estate and gift taxes (the "Estate and Gift Tax Convention"), occurring after such date and (b) in part, on representations of the Depositary and on the assumption that each obligation in the Deposit Agreement and any related agreement will be performed in accordance with its terms.


     This summary does not address the laws of any state or locality or any foreign government (other than the U.K.). Further, this summary does not address the tax consequences to particular classes of taxpayers that are subject to special rules including, without limitation, dealers in securities or currencies, insurance companies, tax exempt organizations, financial institutions, persons that hold their Ordinary Shares or ADSs as part of a straddle, hedging or "conversion transaction", persons whose functional currency is other than the U.S. dollar, tax-exempt investors or persons owning directly, indirectly or constructively, 10% or more of the Company's stock. This summary does not address the U.K. or U.S. tax treatment of persons who hold Ordinary Shares or ADSs through a partnership or other pass-through entity. Except to the limited extent discussed below, it does not consider the U.K. tax or U.S. tax consequences to a person other than a U.S. Holder (a "Non-U.S. Holder").


     For purposes of the Conventions and the Code, U.S. Holders will be treated as the owners of the Ordinary Shares represented by ADSs evidenced by ADRs. Accordingly, and except as noted below, the U.K. tax and U.S. federal income tax consequences discussed below apply equally to beneficial owners of both Ordinary Shares and ADSs that are U.S. Holders.

                             TAXATION OF DIVIDENDS

     For the purposes of this summary, the term "Eligible U.S. Holder" means a beneficial owner of an ADS or an Ordinary Share (a) that derives and beneficially owns the cash dividend paid thereon, (b) that is an individual, a corporation, a trust or estate resident in the U.S. (and, in the case of a corporation, not also resident in the U.K. for U.K. tax purposes) for the purposes of the Income Tax Convention and (c) whose holding is not effectively connected with a "permanent establishment" through which the Eligible U.S. Holder carries on business in the U.K. with a "fixed base" in the U.K. from which the Eligible U.S. Holder performs independent personal services. Such term excludes, however, (a) a beneficial owner who owns at least 10% of the Ordinary Shares in respect of which the dividend is paid, (b) under certain circumstances, a corporation 25% or more of the capital of which is owned directly or indirectly by one or more persons who are not individual residents or nationals of the U.S. and (c) a U.S. corporation that controls, directly or indirectly (either alone or with one or more associated corporations), 10% or more of the voting stock of the Company.

     The Company is required, when paying a dividend in respect of the Ordinary Shares, to account to the U.K. Inland Revenue for a payment known as advance corporation tax ("ACT"). The rate of ACT at present is equal to 25% of any dividend paid to shareholders, which is equivalent to 20% of the sum of the dividend and the related ACT.

     An Eligible U.S. Holder is entitled under the Income Tax Convention and current U.K. law to claim from the U.K. Inland Revenue a refund of an amount equal to the ACT paid by the Company in respect of the dividend (the "Tax Credit Amount"), but subject to a 15% U.K. withholding tax on the combined sum of the dividend paid and the related Tax Credit Amount. For example, assuming continuance of ACT at the rate of 25% of a dividend paid, a dividend of L8.00 paid to such an Eligible U.S. Holder would generally entitle the Eligible U.S. Holder to claim L0.50 (a Tax Credit Amount of L2.00 less a withholding of L1.50) from the U.K. Inland Revenue, giving a total cash received, after U.K. taxes but before U.S. taxes, of L8.50.

     If the Eligible U.S. Holder is a U.S. trust or estate, the Tax Credit Amount will be available only to the extent that the income derived by such trust or estate is subject to U.S. tax as the income of a resident either in its hands or in the hands of its beneficiaries, as the case may be.

     For U.S. federal income tax purposes, the gross amount of a dividend plus the Tax Credit Amount, including the 15% U.K. withholding tax thereon, (a) will be included in gross income by a U.S. Holder and (b) will be treated as foreign source dividend income to the extent paid out of current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Subject to certain limitations, the 15% U.K. withholding tax will be treated as a foreign income tax eligible for credit against such Eligible U.S. Holder's federal income tax (or, alternatively, a deduction in computing such U.S. Holder's taxable income). The consequences of these limitations will depend on the nature and sources of each Eligible U.S. Holder's income and the deductions appropriately allocated or apportioned thereto. In general, no dividends received deduction will be allowed with respect to dividends paid by the Company. The amount of the dividend will be the U.S. dollar spot value of the dividend on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars on such date. Exchange gain or loss, if any, recognized by an Eligible U.S. Holder on a sale or other disposition of pounds received pursuant to the dividend will generally be U.S. source ordinary income or loss.

     Arrangements exist with the U.K. Inland Revenue under which certain Eligible U.S. Holders of ADSs (i.e., (a) a U.S. corporation, (b) an individual resident in the U.S. and not resident in the U.K. or (c) a trust or estate all the beneficiaries of which are resident in the U.S. or Canada) generally will receive directly from the Company together with the payment of the associated dividend payment of the Tax Credit Amount to which such Holder is entitled, net of the applicable U.K. withholding tax, without the need to file a claim for refund. To claim the benefit of the arrangements, the registered holder must complete the declaration on the reverse of the dividend check confirming the Eligible U.S. Holder's entitlement to the Tax Credit Amount and present the check for payment within three months from the date of issue of the check. These arrangements can be terminated or altered without notice by the U.K. Inland Revenue.


     In addition, arrangements exist with the U.K. Inland Revenue under which an Eligible U.S. Holder of Ordinary Shares will receive payment of the U.K. tax credit at the same time as and together with the payment of the associated dividend. In order to receive such payment, the Eligible U.S. Holder must have the Ordinary Shares registered in the name of a nominee approved by the U.K. Inland Revenue for such purpose, and the nominee must follow certain procedural requirements. In addition, the qualifying holder must be either: (a) an individual who: (i) is not resident in the U.K. and does not retain the use of any accommodation in the U.K., (ii) has not during the previous four years been in the U.K. for as much as three months a year on average, or for a period or periods amounting in the aggregate to six months in the relevant U.K. income tax year; (iii) has not been absent from the U.S. for a complete U.S. tax year in any of the previous four years; (iv) does not have a permanent establishment in the U.K. and (v) does not own 10% or more of the class of shares in respect of which the dividend is paid; or (b) a corporation: (i) which is managed and controlled in the U.S. and does not have a permanent establishment in the U.K.;
(ii) which does not, either alone or together with one or more associated corporations, control, directly or indirectly, 10% or more of the voting power in the Company; (iii) which does not own 10% or more of the class of shares in respect of which the dividend is paid; (iv) which is liable for U.S. tax on the dividend and (v) at least 75% of the capital of which is owned directly or indirectly by persons who are U.S. residents. These arrangements will be extended to trusts, estates in the course of administration, pension funds, foundations and similar bodies only with the prior approval of the U.K. Inland Revenue.

     Certain Eligible U.S. Holders who are not entitled to receive payment of the U.K. Tax Credit Amount from the Company with payment of the associated dividend but who, nevertheless, are entitled to a refund of the Tax Credit Amount, net of the U.K. withholding tax, must file a claim for the Tax Credit Amount in the manner described in U.S. Revenue Procedure 80-18, 1980-1 C.B. 623, as modified by U.S. Revenue Procedures 81-58, 1981-2 C.B. 678; 84-60, 1984-2 C.B. 504, and 90-61, 1990-2 C.B. 657. Claims for tax refund must be made within six years of the U.K. year of assessment (generally the 12-month period ending April 5 in each year) in which the related dividend was paid. The first claim by a claimant for a tax credit under these procedures is made by sending the appropriate U.K. form (FD/13) in duplicate to the Director of the Internal Revenue Service Center with which the holder's last U.S. federal income tax return was filed. Forms may be available from the U.S. Internal Revenue Service Assistant Commissioner (International), 950 L'Enfant Plaza South, S.W., Washington, D.C. 20024, Attention: Taxpayers Service Division. Because a refund claim is not considered made until the U.K. tax authorities receive the appropriate form from the U.S. Internal Revenue Service, forms should be sent to the U.S. Internal Revenue Service well before the end of the applicable limitation period. Any claim by a claimant after the first claim by such a U.S. Holder for payment under these procedures should be filed directly with the U.K. Financial Intermediaries and Claims Office, Fitz Roy House, P.O. Box 46, Nottingham, England, NG2 1BD.

     Under Section 812 of ICTA 1988, the U.K. government has the power to deny the payment of associated U.K. tax credits under the Income Tax Convention to a corporation that controls, directly or indirectly, either alone or together with one or more corporations, which are treated as associated for the purposes of the Income Tax Convention, at least 10% of the voting power of the Company, if it or an "associated company" (as defined in Section 416 ICTA 1988) has a "qualifying presence" (as defined in Section 812 ICTA 1988) in a state in the U.S. which operates a unitary system of corporation taxation. These provisions will come into force only if the U.K. government so determines by statutory instrument. No such instrument has yet been made.

     Subject to the discussion below regarding backup withholding tax, a Non-U.S. Holder of Ordinary Shares or ADSs generally will not be subject to U.S. federal income or withholding tax on dividends received on Ordinary Shares or ADSs, unless such income is effectively connected with the conduct of a trade or business in the U.S. and, in general, in the case of a Non-U.S. Holder entitled to benefits under a tax treaty, attributable to a permanent establishment or fixed base in the U.S.

                           TAXATION OF CAPITAL GAINS

     A U.S. Holder who is not resident or ordinarily resident in the U.K. for U.K. tax purposes will not be liable for U.K. tax on capital gains realized or accrued on the sale or other disposal of Ordinary Shares or ADSs unless the Ordinary Shares or ADSs are held in connection with a trade, profession or vocation carried on by such U.S. Holder in the U.K. through a branch or agency which constitutes a permanent establishment or fixed base and the Ordinary Shares or ADSs are or have been used, held or acquired for the purposes of such trade, profession or vocation of such branch or agency. A U.S. Holder will be liable for U.S. federal income tax on such gains to the same extent as on any other gains from sales or disposition of stock.

     Assuming that gain on the disposition of Ordinary Shares or ADSs would not be subject to U.K. tax, such gain would be U.S. source income for U.S. foreign tax credit limitation purposes. Deposits and withdrawals of Ordinary Shares by U.S. Holders in exchange for ADSs will not result in the realization of gain or loss for U.K. capital gains tax or U.S. federal income tax purposes. Subject to the discussion below of backup withholding, a Non-U.S. Holder of Ordinary Shares or ADSs will not be subject to U.S. federal income or withholding tax on gain realized on the sale of Ordinary Shares or ADSs unless (i) such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the U.S. and, in general, in the case of a Non-U.S. Holder entitled to benefits under a tax treaty, such gain is attributable to a permanent establishment or fixed base in the U.S. or (ii) in the case of gain realized by an individual Non-U.S. Holder, the Non-U.S. Holder is present in the U.S. for 183 days or more in the taxable year of the sale and certain other conditions are met.

               U.S. INFORMATION REPORTING AND BACKUP WITHHOLDING

     U.S. Holders are generally subject to information reporting requirements with respect to dividends paid in the U.S. on Ordinary Shares or ADSs. Under existing regulations, such dividends are not subject to back up withholding. However, under proposed regulations such dividends paid in the United States would be subject to back up withholding. Non-U.S. Holders will not be subject to information reporting or back up withholding with respect to dividends on Ordinary Shares or ADSs, unless payment is made through a paying agent (or office) in the U.S. Non-U.S. Holders generally will be subject to information reporting (and, under proposed regulations, could be subject to back up withholding at a rate of 31%) with respect to the payment within the U.S. of dividends on Ordinary Shares or ADSs, unless the holder provides a taxpayer identification number, certifies to its foreign status, or otherwise establishes an exemption.

     U.S. Holders generally will be subject to information and back up withholding at 31% on proceeds paid from the disposition of Ordinary Shares or ADSs unless the U.S. Holder provides an IRS Form W-9 or otherwise establishes an exemption. Non-U.S. Holders generally will be subject to information reporting and back up withholding at a rate of 31% on the payment to or through the U.S. office of a broker, whether domestic or foreign, of proceeds from the disposition of Ordinary Shares or ADSs, unless the holder provides a taxpayer identification number, certifies to its foreign status or otherwise establishes an exemption. Non-U.S. Holders will not be subject to information reporting or back up withholding with respect to the payment by a foreign office of a broker of proceeds from the disposition of Ordinary Shares or ADSs provided, however, that, if the broker is a U.S. person or "U.S. related person," information reporting (but not back up withholding) will apply, unless the broker has documentary evidence in its records of the Non-U.S. Holder's foreign status, the Non-U.S. Holder certifies to its foreign status under penalties of perjury or otherwise establishes an exemption. For this purpose, a "U.S. related person" is a broker or other intermediary that is a controlled foreign corporation for U.S. federal income tax purposes or that is a person 50% or more of the gross income from all sources of which, over a specified three year period, is effectively connected with the conduct of a U.S. trade or business.

     The amount of any back up withholding will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the U.S. Internal Revenue Service.

               PASSIVE FOREIGN INVESTMENT COMPANY CONSIDERATIONS


     The Company generally will be a passive foreign investment company ("PFIC") for U.S. federal income tax purposes for any taxable year (i.e., the period from January 1 to December 31) in which either (a) 75% or more of its gross income is passive income or (b) on average for the taxable year, 50% or more of its assets (measured by U.S. tax basis) produce or are held for the production of passive income. The Internal Revenue Service has indicated that cash balances, even if held as working capital, are considered to be passive assets that produce passive income. As of the date of this Proxy Statement, the Company does not believe it is a PFIC for U.S. federal income tax purposes, and, based on current projections, the Company does not anticipate that it will become a PFIC. No assurance can be given, however, that the Company will not become a PFIC in the future.



     The Company will monitor its status and, promptly following the end of any taxable year, will notify shareholders if it believes that it is properly classified as a PFIC for that taxable year, in which case it will comply with the reporting requirements necessary for U.S. Holders to elect to treat the Company as a "qualified electing fund" (a "QEF election"). If the Company were a PFIC, U.S. Holders of Ordinary Shares or ADSs may suffer unfavourable U.S. federal income tax consequences. This summary does not address the consequences were the Company determined to be a PFIC. U.S. Holders should consult their own tax advisers concerning the U.S. tax consequences of holding Ordinary Shares or ADSs if the Company were considered to be a PFIC, including the consequences of making a QEF election.

                        U.K. ESTATE AND INHERITANCE TAX

     An Ordinary Share or ADS beneficially owned by an individual U.S. Holder who is domiciled in the U.S. for the purposes of the Estate and Gift Tax Convention and is not domiciled in the U.K. for such purposes is not subject to U.K. inheritance tax on the individual's death or U.K. gift tax on a gift made by the individual during his lifetime except where the Ordinary Share or ADS is part of the business property of a U.K. "permanent establishment" of the individual or pertains to a U.K. "fixed base" of an individual used for the performance of independent personal services. The Estate and Gift Tax Convention generally provides for tax paid in the U.K. to be credited against any tax payable in the U.S. and for tax paid in the U.S. to be credited against any tax payable in the U.K., based on priority rules set forth in that Convention, in a case where an Ordinary Share or ADS is subject both to U.K. inheritance tax and to U.S. federal gift or estate tax. There are special individual rules applying to trusts. Ordinary Shares or ADSs held in a trust created by a U.S. Holder who is not domiciled in the U.K. normally will fall outside the scope of U.K. inheritance tax.

                     STAMP DUTY AND STAMP DUTY RESERVE TAX


     Stamp duty reserve tax at the then-applicable rate arises upon the deposit with the Depositary of the Ordinary Shares. The current rate of stamp duty reserve tax is L1.50 per L100 (or part thereof). The stamp duty reserve tax on the initial deposit of the Ordinary Shares represented by the ADSs was paid by the Company. On the transfer of further Ordinary Shares to the Depositary, stamp duty reserve tax will be payable by the Depositary and under the Deposit Agreement, holders of ADRs must pay an amount equal to such tax to the Depositary.


     Provided that the instrument of transfer is not executed in the U.K. and remains at all subsequent times outside the U.K., no U.K. stamp duty will be payable on the acquisition or transfer of ADSs evidenced by ADRs, nor will an agreement to transfer ADSs evidenced by ADRs give rise to a liability to stamp duty reserve tax.

     A transfer of Ordinary Shares by the Depositary or its nominee to the beneficial owner of the relevant ADS or its nominee when the beneficial owner is not transferring beneficial ownership will give rise to U.K. stamp duty at the rate of 50p per transfer.


     Purchasing Ordinary Shares, as opposed to ADSs, will normally give rise to a charge to U.K. stamp duty or stamp duty reserve tax at the rate of 50p per L100 (or part) of the price payable for the Ordinary Shares. Stamp duty and stamp duty reserve tax generally are the liabilities of the purchaser. Where such Ordinary Shares are later transferred to the Depositary's nominee, further stamp duty or stamp duty reserve tax will normally be payable at the rate of L1.50 per L100 (or part thereof) of the value of the Ordinary Shares at the time of transfer. However, where Ordinary Shares being acquired are transferred directly to the Depositary's nominee, the only charge will generally be the higher charge of L1.50 per L100 (or part) of the price payable for the Ordinary Shares so acquired.


     The U.K. government has announced its intention to abolish both stamp duty and stamp duty reserve tax in respect of the transfer of securities from a date which has not yet been announced.

ATTACHED IS A COPY OF THE "REPORT OF THE REMUNERATION COMMITTEE" WHICH WILL BE SET OUT IN FULL IN THE COMPANY'S 1996 ANNUAL REPORT TO SHAREHOLDERS ON PAGE 40 AND INCORPORATED BY REFERENCE IN THE COMPANY'S 1997 PROXY STATEMENT. A COPY OF THE COMPANY'S 1996 ANNUAL REPORT WILL BE SENT TO EACH SHAREHOLDER TOGETHER WITH THE 1997 PROXY STATEMENT. THIS ARRANGEMENT WAS CLEARED WITH MR. ROGER SCHWALL OF THE STAFF DURING THE PREPARATION OF THE COMPANY'S 1996 PROXY STATEMENT.

--------------------------------------------------------------------------------
40                                                  TELEWEST COMMUNICATIONS PLC
--------------------------------------------------------------------------------


Report of the Remuneration Committee



1. Compliance



The Report of the Study Group on Directors' Remuneration chaired by Sir Richard Greenbury was published on 17 July 1995. A principal component of its recommendations was a Code of Best Practice (the "Code"). The following report by the Remuneration Committee complies with this Code and with Section A of the Best Practice Provisions on remuneration committees as annexed to the Listing Rules of the London Stock Exchange. Full consideration has also been given to Section B of the Best Practice Provisions regarding remuneration policy, service contracts and compensation, as annexed to the Listing Rules of the London Stock Exchange. The Report is also in line with requirements under US securities laws applicable to remuneration committee reports. Further information on senior executive remuneration as required by US law can be found in the proxy statement accompanying this document.



2. Composition


The members of the Committee are given on page 37 in the Report of the Directors. The Committee submits reports regularly to the full board of Directors concerning its activities and decisions. It has written terms of reference which include the assessment and approval of the remuneration of the executive Directors and senior executives. The Board determines the remuneration of the non-executive Directors.


3. Remuneration policy for the executive Directors and senior executives



a) General policy



The Group aims to attract, motivate and retain high calibre executives by rewarding them with competitive salary and benefit packages which are linked to both individual and business performance. These packages are based on the Group's philosophy of emphasising pay-for-performance. The Group recognises the pressures for short-term as well as long-term performance and seeks to provide an appropriate balance. The Group uses a market-based four-tiered salary structure for its executive employees. Each executive is assigned to one of these four tiers based on his or her level of responsibility and position in relation to others inside and outside the Group.


The Committee believes that the Group's current remuneration policy (including the proposed new share plans described below) appropriately aligns the Group's executive compensation with the performance of the Group and shareholder interests and offers competitive compensation for its executives. The Committee does not believe in compensating for poor performance and does not reward unsatisfactory performance. In the case of early termination of employment, it is the Committee's policy to seek to mitigate any liability.


b) Remuneration components


There are four components to the executive remuneration package: base salary and benefits, annual cash bonus, long-term incentive arrangements and pension.


i) Base salary and benefits


Salaries are established by the Committee by reference to those prevailing in the employment market generally for executives of comparable status, responsibility and skills. To assist in determining the comparability of positions and competitive market pricing, the Group uses executive compensation salary surveys prepared by recognised independent compensation consulting firms in the UK. The Group uses surveys that specifically cover the UK cable communications industry, as well as surveys of comparable companies of similar size in similar industries. In general, and because of the competitive nature of the market, the Group seeks to set overall executive compensation levels to rank between the mid-market and upper quartile of the survey data.

Salary reviews are generally determined by the Committee on an annual basis. Adjustments in base salary, if any, occur after a formal appraisal process, taking account of individual performance, changes in job responsibilities, changes in the marketplace and general economic conditions in the UK.

Benefits for senior executives typically include a car (or a cash payment in lieu thereof) and payment of its operating expenses and fuel, and life, disability and health insurance. The benefits are not pensionable.


ii) Annual cash bonuses



The Group's Short-Term Incentive Plan (the "STIP") provides each executive with an opportunity to earn an annual cash award (which is not pensionable) based upon the achievement of short-term Group targets (ie, one financial year) and individual contributions to Group results. These targets are set by the Remuneration Committee at the commencement of each financial year. Under the STIP, the executive has an award opportunity expressed as a percentage of base salary. For executive Directors, the award is up to 25% of salary for achieving target, rising to a maximum of 50% of salary if the Group exceeds its STIP target. The 1996 STIP awards to the executive Directors and senior executives represented approximately 49.5% of the targeted bonus amount. The amount of the STIP is based upon the extent to which the Group achieves certain specified objectives and, in the case of the executive Directors, the extent to which the executive Directors meet certain specified personal objectives. In 1996, the STIP objectives related to the achievement of targets set in respect of growth, quality of operations (measured by customer satisfaction surveys), operating cash flow, net cash flow and personal objectives. The objective is to have payout tied to Group performance, thereby providing higher than targeted payouts for better than expected performance and lower than targeted payouts for performance below the targeted levels. For executive Directors and senior executives, bonus payments are based on the performance of the Group as a whole. Those employed within franchises receive bonuses based on the performance within the employing franchise.

--------------------------------------------------------------------------------
TELEWEST COMMUNICATIONS PLC                                                  41
--------------------------------------------------------------------------------


iii) Long-term incentive arrangements


The Group operates the following long-term share and option incentive plans: The Telewest Restricted Share Scheme (designed to operate in conjunction with an Employee Share Ownership Plan ("ESOP")); an Inland Revenue approved executive share option scheme, the Telewest 1995 (No.1) Executive Share Option Scheme; an unapproved executive share option scheme, the Telewest 1995 (No.2) Executive Share Option Scheme; a share save scheme and a profit sharing scheme designed for Inland Revenue approval.

The Telewest Restricted Share Scheme was designed to replace a cash bonus scheme in operation prior to the initial public offering in November 1994 and for this reason, exercise of the award is not subject to the satisfaction of a performance condition. Under this scheme, awards were made over Telewest shares to senior executives based on a percentage of salary and for no consideration. At the time of the initial public offering Mr Davidson was granted an award over 475,183 Telewest shares. Awards generally vest over a three year period with, in the case of Mr Davidson, a final vesting date of January 1998. Awards under the scheme are made by the ESOP Trustees following recommendations made by the Remuneration Committee and are designed to retain and motivate senior executives.

The executive share option schemes also form part of the Group's long-term incentive arrangements. Options over Telewest shares are granted in phases, generally on a one times salary basis up to a maximum of four times salary and exercise is subject to a performance condition, namely out-performance of the FT-SE 100 Index over any three-year period preceding exercise.

The option arrangements relating to Mr Davidson are set out on page 38 of the Report of the Directors.

The Inland Revenue approved share save scheme is designed to incentivise employees which enables the Company to grant options to employees to purchase Telewest shares at a 20% discount to market price. These options can be exercised only with funds saved by employees over time in a qualified savings account.


It is proposed to replace the Telewest Restricted Share Scheme with a new Long-Term Incentive Plan ("LTIP") for future share awards to executive Directors and senior executives. It is intended that following its introduction executives in the new plan will not be granted further options under the executive share option schemes (subject to exceptions at the discretion of the Remuneration Committee). In future, options under these schemes will generally be awarded to employees not participating in the LTIP. It is also intended that, if the LTIP is introduced, no further awards will be made under the Telewest Restricted Share Scheme.



4. Proposed arrangements


It is proposed that two new share plans be introduced. Shareholder approval will be sought for the introduction of these share plans at the 1997 AGM. A summary of the rules for both plans can be found in the 1997 AGM Notice. A brief description is set out below.


a) Equity Participation Plan ("EPP")



Under the STIP, executives may be due a cash bonus. The EPP provides that, at the Remuneration Committee's discretion, an executive can use up to 50% of the bonus payable to him (or such lower percentage as the Remuneration Committee may determine), after deduction of tax, to buy Telewest shares ("bonus shares"). He must deposit the bonus shares with the Trustee of the existing Telewest ESOP. In return, the executive is provisionally allocated for no payment a matching number of Telewest shares (after grossing up the value of the bonus shares).



Alternatively, at the Remuneration Committee's discretion, the executive can agree to forego up to 50% of the bonus payable to him (or such lower percentage as the Remuneration Committee may determine), before deduction of tax, and receive instead a conditional right to acquire Telewest shares ("bonus shares"). In return the executive is provisionally allocated a matching number of Telewest shares for no payment.



In each of the above cases, provided the bonus shares are retained for three years and the executive remains employed by the Group for three years, the bonus and matching shares would thereafter be released to the executive.



b) Long-Term Incentive Plan



Under the LTIP, which will operate on an annual basis, an executive will be awarded the provisional right to receive, for no payment, a number of Telewest shares with a value equating to a percentage of his/her base salary. The shares will not vest unless certain performance criteria, based on total shareholder return ("TSR") are met. The percentage of salary will be determined by the Remuneration Committee and will be up to 100% of base salary for executive Directors. The award is divided equally, with vesting of 50% depending on the Company's TSR meeting a performance condition relating to the TSR of FT-SE 100 companies, and the remaining 50% depending on the Company's TSR meeting a performance condition relating to the TSR of a group of comparative companies (including cable, broadcasting and telecommunications companies listed on the London Stock Exchange and cable companies operating in the UK and listed on Nasdaq), in each case over a three year period. If the Company's TSR is in the top quartile of the FT-SE 100 over that period, the executive will receive 50% of the number of shares awarded to him; if the Company's TSR is 50th place in the FT-SE100, the executive will receive 12.5% of the number of shares awarded to him; if below 50th place in the FT-SE 100, the executive will receive nothing in respect of this portion of the award. Similarly, if the Company's TSR is in the top quartile

--------------------------------------------------------------------------------
42                                                  TELEWEST COMMUNICATIONS PLC
--------------------------------------------------------------------------------


of the group of comparative companies in that period, the executive will receive 50% of the number of shares awarded to him; if the Company's TSR is at the median position the executive will receive 12.5% of the number of shares awarded to him; if below the median position, the executive will receive nothing in respect of that portion of the award. In either test, a proportionate number of shares will be received for intermediate positions. TSR in each case will be calculated by reference to the cash flow generated by dividends, and capital appreciation on a share purchased at the beginning and sold at the end of the period. If the executive remains employed by the Group, at the end of the third year after the date of grant, 50% of the vested award will be transferred to the employee and the balance will be transferred at the end of the fourth year after the date of grant if the employee remains so employed.



Assuming shareholder approval is obtained at the 1997 AGM for these plans, the Remuneration Committee may, at its discretion, decide to operate them with effect from 1 January 1997.



5. Pension


The Group contributes to personal pension schemes established by individual employees. The actual contribution of the Group to such schemes depends on the contribution made by the employee and may vary according to length of service. Generally the Group contribution varies from 3% of an employee's salary to a maximum of 12% for executive Directors. In addition, there is a money purchase pension scheme to which the Group contributes an amount equal to the employee's contribution, such contributions varying between 3% and 6%. The Group's contribution is based on the employee's salary and does not include benefits or bonuses.


6. Executive Directors' agreements


Mr Davidson has agreed to reduce the notice period in his employment agreement from two years' to one year's notice in accordance with the recommendation of the Code. However, the Remuneration Committee believes that at this stage of the Group's development it may be necessary to offer executives contracts in excess of one year to attract candidates of the appropriate calibre. In July 1996 Mr Davidson's salary was increased to (pound)225,000 from (pound)151,686 to reflect his additional responsibilities as Acting Chief Executive Officer, following the departure of Mr Michels from the Company. This was increased to (pound)335,000 in February 1997, effective from July 1996, to reflect his confirmation as Chief Executive Officer. For the financial year ended 1996, Mr Davidson was awarded an annual bonus, pursuant to the STIP, of (pound)25,500.

Mr Burdick has agreed an initial two year, fixed term agreement to continue thereafter until terminated by the Company giving no less than twelve months' notice to expire on or at any time after the end of the initial fixed term. The Remuneration Committee believes an initial notice period in excess of one year is justified in view of his recent move from the US. Mr Burdick's salary has been agreed at (pound)225,000 and he will be awarded options under the Telewest Executive Share Option Schemes on the basis of 4 times salary to be granted as soon as practicable and subject to the Rules of the Telewest Executive Share Option Schemes. It is also intended that Mr Burdick shall participate in the LTIP.


Mr Michels resigned from his position as Chief Executive Officer and from the Board of Directors with effect from 31 July 1996. He joined the Company in January 1994. At the time of the initial public offering in November 1994, Mr Michels entered into a three year, fixed term employment agreement with the Company which reflected Mr Michel's anticipated term of employment with the Company. The Company and Mr Michels agreed the early termination of this arrangement which resulted in a payment of (pound)410,268 being paid to Mr Michels by the Company which reflected, with mitigation, the unexpired value of Mr Michels' contract (including salary, housing and car allowance and net of income taxes). There is a provision for income taxes which is subject to agreement with the Inland Revenue.



Mr Michels is also entitled to exercise 348,001 options over Telewest shares under the Telewest Executive Share Option Schemes and subject to the rules of the schemes, in respect of those granted in 1995 between 1 August 1996 and 8 May 1999 and in respect of those granted in 1996 between 1 August 1996 and 10 September 1999 at prices ranging from 138p to 173.5p. He is also to receive his award of Telewest shares under the Telewest Restricted Share Scheme of 434,787 Telewest shares which shall be transferred to him under the rules of the scheme and his contractual arrangements.



Under the current Remuneration Committee policy senior executives have employment agreements with notice periods which range from three months to one year, depending on their grade.



7. Directors' remuneration


The aggregate compensation for the Directors is as follows:

--------------------------------------------------------------------------------
                                                    1996           1995
                                                 (pound)'000    (pound)'000
--------------------------------------------------------------------------------
Base Salary and Benefits                             530          1,193
Annual Bonus - STIP                                   25             79
Special Bonus                                       --              140
Pension                                               18             24
Compensation for loss of office                      539            487

--------------------------------------------------------------------------------
                                                   1,112          1,923
--------------------------------------------------------------------------------

Additional information required under US securities laws with respect to the compensation of the Directors, the Chief Executive Officer and certain other executives is set out under the caption "Executive Compensation" in the Proxy Statement.

--------------------------------------------------------------------------------
TELEWEST COMMUNICATIONS PLC                                                  43
--------------------------------------------------------------------------------

Directors' Compensation

--------------------------------------------------------------------------------------------------------------------------------

                                                                                  Compensation       Total
                                                                      Annual/          for         emoluments
                                     Salaries/       Taxable          Special        loss of    excluding Pension    Pension
                                       fees          Benefits         Bonuses         office       Contributions  Contributions
                                   1996    1995    1996    1995    1996    1995    1996    1995    1996    1995    1996    1995
                                 (pound) (pound) (pound) (pound) (pound) (pound) (pound) (pound) (pound) (pound) (pound) (pound)
                                   '000    '000    '000    '000    '000    '000    '000    '000    '000    '000    '000    '000

--------------------------------------------------------------------------------------------------------------------------------
EXECUTIVE:
S J Davidson                        236     143      12      12      25      98      --      --     273     253      13      10
A Michels                           100     160      68     267      --     121     539      --     707     548       5       5
D F Bryan                            --     145      --     344      --      --      --     487      --     976      --       9

NON-EXECUTIVE
F A Vierra                           --      --      --      --      --      --      --      --      --      --      --      --
A G Ames                             --      --      --      --      --      --      --      --      --      --      --      --
A W P Stenham                        50      54      --      --      --      --      --      --      50      54      --      --
Lord Borrie QC                       34      36      --      --      --      --      --      --      34      36      --      --
Lord Griffiths                       30      32      --      --      --      --      --      --      30      32      --      --
J A Atterbury                        --      --      --      --      --      --      --      --      --      --      --      --
J O Robbins                          --      --      --      --      --      --      --      --      --      --      --      --
A N Singer                           --      --      --      --      --      --      --      --      --      --      --      --
C M Lillis                           --      --      --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------------
Total Board                         450     570      80     623      25     219     539     487   1,094   1,899      18      24
--------------------------------------------------------------------------------------------------------------------------------

Notes:


1 Certain amounts reflected in this table and elsewhere in this section were paid in US dollars, but are represented in this table in pounds, sterling based on an average exchange rate of $1.56 to (pound)1.00 for the year ended 31 December 1996.


2 Mr Michels principal taxable benefits were the provision of (pound)9,841 in respect of his income taxes, housing allowance of (pound)50,638 and use of car of (pound)6,743.


3 Mr Michels' compensation for loss of office includes a provision for income taxes which is subject to agreement with the Inland Revenue. [/R]

4 The 1996 pension contribution for Mr Michels represents a matching contribution to his 401(k) plan.

5 The independent non-executive Directors are paid (pound)1,000 for each Board or Committee meeting they attend in addition to their fees. The executive Directors' interests in Company share options and restricted share scheme awards are set out on page 38 of the Report to the Directors and proposed awards on page 42 of this report. No non-executive Director has any interests in Telewest shares.


8. Remuneration policy for non-executive Directors


The remuneration policy for non-executive Directors consists of fees for their services in connection with Board and Board Committee meetings and, where relevant, for additional services such as chairing a committee. They are not eligible for pension scheme membership and do not participate in any of the Group's bonus, share option or other incentive schemes. Their remuneration is approved by the Board of Directors.


A G Ames (Chairman)
A W P Stenham
A N Singer
The Remuneration Committee

 ATTACHED ARE COPIES OF THE TELEWEST EQUITY PARTICIPATION PLAN AND THE TELEWEST
   LONG TERM INCENTIVE PLAN WHICH ARE BEING SUBMITTED PURSUANT TO ITEM 10 OF
SCHEDULE 14A UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, BUT ARE NOT INCORPORATED IN, AND DO NOT CONSTITUTE A PART OF, THE PROXY MATERIALS FILED
                                   HEREWITH.

                      THE TELEWEST EQUITY PARTNERSHIP PLAN















                                            CLIFFORD CHANCE
                                            200 Aldersgate Street
                                            London, EC1A 4JJ

                                            Ref: PDXE/T1586/978/RTT
                                            Date adopted:

                                    CONTENTS


PART A                                                                      Page
1.       DEFINITIONS AND INTERPRETATION....................................  1

2.       GRANT OF AWARDS...................................................  2

3.       BONUS OPTIONS AND MATCHING ALLOCATIONS............................  4

4.       ISSUE OF SHARES TO TRUSTEES  .....................................  4

5.       EXERCISE OF BONUS OPTIONS AND TRANSFER OF MATCHING SHARES.........  6

6.       TAKEOVER, RECONSTRUCTION AND WINDING-UP...........................  8

7.       VARIATION OF CAPITAL..............................................  9

8.       ALTERATIONS.......................................................  9

9.       MISCELLANEOUS..................................................... 10

PART B .................................................................... 12

1.       DEFINITIONS AND INTERPRETATION.................................... 12

2.       GRANT OF MATCHING ALLOCATIONS..................................... 13

3.       BONUS INVESTMENT SHARES AND MATCHING SHARES....................... 14

4.       ISSUE OF SHARES TO TRUSTEES  ....................................  15

5.       TRANSFER OF MATCHING ALLOCATIONS.................................. 17

6.       TAKEOVER, RECONSTRUCTION AND WINDING-UP........................... 18

7.       VARIATION OF CAPITAL.............................................. 19

8.       ALTERATIONS....................................................... 19

9.       MISCELLANEOUS..................................................... 20

                      THE TELEWEST EQUITY PARTNERSHIP PLAN

PART A

1.       DEFINITIONS AND INTERPRETATION

(1)      In this Part A, unless the context otherwise requires:-

         "AWARD" means a Bonus Option or a Matching Allocation;

         "THE AWARD DATE" in relation to an Award means the date on which the Award was made;

         "BONUS OPTION" means a conditional right to acquire shares in the Company designated as a Bonus Option in accordance with Rule 3(1) of Part A;

         "THE COMPANY" means Telewest Communications plc (registered in England and Wales No. 2983307);

         "THE LONDON STOCK EXCHANGE" means London Stock Exchange Limited;

         "MATCHING ALLOCATION" means a conditional promise to transfer shares in the Company for no payment designated as a Matching Allocation in accordance with Rule 3(1) of Part A;

         "MATCHING SHARES" means shares the subject of a Matching Allocation;

         "PART A" means Part A of the Telewest Equity Partnership Plan;

         "PARTICIPANT" means a person who holds an Award granted under the Plan;

         "PARTICIPATING COMPANY" means the Company or any Subsidiary;

         "THE PLAN" means The Telewest Equity Partnership Plan divided into Part A and Part B as herein set out but subject to any alterations made under Rule 8 of Part A or Rule 8 of Part B;

         "REMUNERATION COMMITTEE" means the Remuneration Committee of the board of directors of the Company;

         "SUBSIDIARY" means a body corporate which is a subsidiary of the Company within the meaning of section 736 of the Companies Act 1985;

         "THE TRUST" means the TeleWest 1994 Employees' Share Ownership Plan Trust established by deed on 21 November 1994;

         "THE TRUSTEES" means the trustee or trustees for the time being of the Trust;

         "US PERSON" means any natural person resident in the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia.

(2) Any reference in the Plan to any enactment includes a reference to that enactment as from time to time modified extended or re-enacted.

(3) Any reference in this Part A to an Award means an Award granted under Part A of the Plan.

2.       GRANT OF AWARDS

(1) Subject to sub-rules (2) and (5) below, the Company may, with the approval of the Remuneration Committee, grant an Award to any employee or director of a Participating Company who is required to devote the whole or substantially the whole of his working time to the service of any Participating Company, and who is not within the two years immediately preceding the date on which he is bound to retire in accordance with the terms of his contract of employment, upon the terms set out in the Plan and upon such other terms as the Remuneration Committee may specify.

(2)      Awards may only be granted under the Plan:-

         (a) within the period of 6 weeks beginning with the date on which the Plan is adopted by the Company or the period of 6 weeks beginning with the dealing day next following the date on which the Company announces its annual, half-yearly or quarterly results, or at any other time when the circumstances are considered by the Remuneration Committee to be sufficiently exceptional to justify the grant thereof; and

         (b) within the period of 10 years beginning with the date on which the Plan is established.

(3) There shall be no monetary consideration for the grant of any Award under the Plan, and accordingly any such Award shall be granted by deed.

(4) The price payable by a Participant on the acquisition of shares pursuant to the exercise of a Bonus Option shall be in aggregate (pound)1 (except in the case of a Participant who is a US Person, where the price payable shall be nil).

(5) The grant of any Award under the Plan shall be subject to obtaining any approval or consent required under the provisions of the document "The Listing Rules" published by The London Stock Exchange, of The City Code on Take-overs and Mergers, or of any regulation or enactment and shall be subject to any further requirements that the Remuneration Committee determine are necessary or desirable to comply with the securities or tax laws being from time to time in force in the United States of America.

(6) An Award granted under the Plan to any person shall not, except in the case of death as provided in Rule 5(3) below, be capable of being transferred by him and shall lapse if it is so transferred or he is adjudged bankrupt.

3.       BONUS OPTIONS AND MATCHING ALLOCATIONS

(1) Subject to sub-rule (2) below, an Award may be granted over such number of shares in the Company as the Remuneration Committee may determine, but each Award shall consist of two parts, half of the shares shall be comprised in the part which shall be designated by the Remuneration Committee as a Bonus Option and half of the shares shall be comprised in the part which shall be designated as a Matching Allocation at the time it is granted.

(2) The market value (within the meaning of Part VIII of the Taxation of Chargeable Gains Act 1992 but subject to sub-rule (3) below) of shares in the Company which are the subject of Bonus Options granted under the Plan to a Participant in any year shall not exceed such limit (not exceeding the amount of any cash bonus paid to the Participant under the Telewest annual performance-related Short Term Incentive Plan) as the Remuneration Committee may set from time to time.

(3) For the purposes of this Rule, the market value of shares in relation to which an Award was granted shall be calculated as on the Award Date.

4.       ISSUE OF SHARES TO TRUSTEES

(1) Subject to sub-rules (3) to (6) below, the Company may, with the approval of the Remuneration Committee,-

         (a) grant to the Trustees an option to subscribe for shares in the Company, or

         (b)      issue shares in the Company to the Trustees.

(2) The price at which shares may be acquired by the Trustees under the Plan shall be determined by the Remuneration Committee before the grant of the option to subscribe therefor or, in the case of shares issued otherwise than in pursuance of an option, before the issue thereof, but, if shares of the same class as those shares are listed in the London Stock Exchange Daily Official List, shall not be less than the middle-market quotation of shares of that class (as derived from that List) on the dealing day last preceding the date of grant of the option or, as the case may be, the date of issue of the shares.

(3) No options shall be granted, or shares issued otherwise than pursuant to the exercise of an option, under the Plan in any year which would, at the time of the grant or issue, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the period of 10 calendar years ending with that year, or shall have been issued in that period otherwise than in pursuance of options, under the Plan or under any other executive share scheme adopted by the Company to exceed such number as represents 5 per cent of the ordinary share capital of the Company in issue at that time.

(4) No options shall be granted, or shares issued otherwise than pursuant to the exercise of an option, under the Plan in the period of 3 calendar years beginning with the year 1997 or any successive period of 3 years which would, at the time of the grant or issue, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the 3-year period in question, or shall have been issued in that period otherwise than in pursuance of options, under the Plan or under any other executive share scheme adopted by the Company to exceed such number as represents 3 per cent of the ordinary share capital of the Company in issue at that time.

(5) No options shall be granted, or shares issued otherwise than pursuant to the exercise of an option, under the Plan in the period of 5 calendar years beginning with the year 1997 or any successive period of 5 years which would, at the time of the grant or issue, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in that period, or shall have been issued in that period otherwise than in pursuance of options, under the Plan or under any other employees' share scheme adopted by the Company to exceed such number as represents 5 per cent of the ordinary share capital of the Company in issue at that time.

(6) No options shall be granted, or shares issued otherwise than pursuant to the exercise of an option, under the Plan in any year which would, at the time of the grant or issue, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the period of 10 calendar years ending with that year, or been issued in that period otherwise than in pursuance of options, under the Plan or under any other employees' share scheme adopted by the Company to exceed such number as represents 10 per cent of the ordinary share capital of the Company in issue at that time.

5.       EXERCISE OF BONUS OPTIONS AND TRANSFER OF MATCHING SHARES

(1) The exercise of any Bonus Option granted under the Plan shall be effected in such form and manner as the Remuneration Committee may from time to time prescribe.

(2)      Subject to sub-rules (3) and (4) below and to Rule 6 below:

         (a) a Bonus Option granted under Part A of the Plan may be exercised at any time after the Award Date;

         (b) Matching Shares may only be transferred after the third anniversary of the Award Date and only if the Bonus Option has not been exercised before the third anniversary of the Award Date and the Participant has not ceased to be a director or employee of a Participating Company before the third anniversary of the Award Date.

(3) If a Participant ceases to be a director or employee of a Participating Company the following provisions apply in relation to any Matching Allocation granted to him under the Plan:-

         (a) subject to sub-rule (6) below, if he so ceases by reason of death, injury, disability, redundancy (within the meaning of the Employment Rights Act 1996) or retirement at normal retirement age or by reason only that his office or employment is in a company which ceases to be a Participating Company or relates to a business or part of a business which is transferred to a person who is not a Participating Company, the Matching Shares shall be transferred as soon as reasonably practicable following the date of cessation;

         (b) if paragraph (a) above does not apply, the Matching Shares may not be transferred unless the Remuneration Committee decides otherwise.

(4) If the Participant ceases to be a director or employee of a Participating Company for any reason, the Bonus Option may be exercised by the Participant (or his personal representatives in the case of death) within 6 months of his so ceasing, or such longer period as the Remuneration Committee shall permit.

(5) A Participant shall not be treated for the purposes of sub-rules (3) and (4) above as ceasing to be a director or employee of a Participating Company until such time as he is no longer a director or employee of any of the Participating Companies, and a female Participant who ceases to be such a director or employee by reason of pregnancy and who exercises her right to return to work under the Employment Rights Act 1996 before exercising a Bonus Option under the Plan shall be treated for those purposes as not having ceased to be such a director or employee.

(6) The number of Matching Shares which may be transferred shall be reduced by 1 share for every 1 share over which the Bonus Option is exercised before the third anniversary of the Award Date (or in the event of a variation of the share capital of the Company after the exercise of the Bonus Option, by such number as the Remuneration Committee considers appropriate to reflect the variation).

(7) Notwithstanding any other provision of the Plan, a Bonus Option granted under the Plan may not be exercised after the expiration of the period of seven years beginning with the Award Date.

(8) Subject to sub-rule (9) below, within 30 days after a Bonus Option under the Plan has been exercised by any person, the Trustees shall transfer to him (or his nominee) the number of shares in respect of which the Bonus Option has been exercised.

(9) In a case where a Participating Company is obliged (in any jurisdiction) to account for any tax and/or any social security contributions recoverable from a Participant (together, the "Tax Liability") for which that Participant is liable by virtue of the exercise of a Bonus Option or the transfer of Matching Shares, the Company shall not be obliged to procure the transfer of the shares unless it or the Participant's employing company has received on or prior to the exercise date of the Bonus Option or the transfer of the Matching Shares payment from the Participant of an amount not less than the Tax Liability or unless that Participant has entered into arrangements acceptable to the Participant's employing company to secure that such a payment is made (whether by authorising the sale of some or all of the shares on his behalf and the payment to the employing company of any amount equal to the Tax Liability out of the proceeds of sale or otherwise).

(10) The transfer of any shares under the Plan shall be subject to obtaining any such approval or consent as is mentioned in Rule 2(5) above.

(11) A Participant shall not be entitled to any dividend or other distributions in respect of Matching Shares prior to the transfer of such shares to him and shall not be entitled to vote such shares prior to their transfer.

6.       TAKEOVER, RECONSTRUCTION AND WINDING-UP

(1) If any person obtains control of the Company (within the meaning of section 840 of the Income and Corporation Taxes Act 1988) as a result of making a general offer to acquire shares in the Company, or having obtained such control makes such an offer, the Remuneration Committee shall within 7 days of becoming aware thereof notify every Participant thereof and, subject to sub-rules (3), (4) and (7) of Rule 5 above, a Bonus Option granted under the Plan may be exercised within one month (or such longer period as the Remuneration Committee may permit) of such notification, and Matching Shares shall be transferred as soon as reasonably practicable after such notification.

(2) For the purposes of sub-rule (1) above, a person shall be deemed to have obtained control of the Company if he and others acting in concert with him have together obtained control of it.

(3) If any person becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of the Companies Act 1985, or if under section 425 of that Act the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, or if the Company passes a resolution for voluntary winding up, or if an order is made for the compulsory winding up of the Company, the Remuneration Committee shall forthwith notify every Participant thereof and any Award granted under the Plan may, subject to sub-rules (3), (4) and (7) of Rule 5 above, be exercised within one month of such notification, but to the extent that it is not exercised within that period shall (notwithstanding any other provision of the Plan) lapse on the expiration thereof, and Matching Shares shall be transferred as soon as reasonably practicable after such notification.

7.       VARIATION OF CAPITAL

(1) In the event of any increase or variation of the share capital of the Company (whenever effected), the Remuneration Committee may make such adjustments as it considers appropriate under sub-rule (2) below.

(2) An adjustment made under this sub-rule shall be to one or more of the following:-

         (a) the number of shares in respect of which any Bonus Option granted under the Plan may be exercised;

         (b) where any such Bonus Option has been exercised but no shares have been transferred pursuant to such exercise, the number of shares which may be so transferred;

         (c)      the number of Matching Shares.

(3) As soon as reasonably practicable after making any adjustment under sub-rule (2) above, the Remuneration Committee shall give notice in writing thereof to any Participant affected thereby.

8.       ALTERATIONS

(1) Subject to sub-rule (2) below, the Remuneration Committee may at any time alter all or any of the provisions of the Plan, or the terms of any Award granted under it, in any respect.

(2) Subject to sub-rule (3) below, no alteration to the advantage of Participants shall be made under sub-rule (1) above to Rules 2(1), 4, 5, 6 and 7(1) and (2) without the prior approval by ordinary resolution of the members of the Company in general meeting.

(3) Sub-rule (2) above shall not apply to any minor alteration to benefit the administration of the Scheme, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or any Participating Company.

(4) No alteration to the disadvantage of any Participant shall be made under sub-rule (1) above unless:-

         (a) the Remuneration Committee shall have invited every such Participant to give an indication as to whether or not he approves the alteration and

         (b) the alteration is approved by a majority of those Participants who have given such an indication.

(5) As soon as reasonably practicable after making any alteration under sub-rule (1) above, the Remuneration Committee shall give notice in writing thereof to any Participant affected thereby.

9.       MISCELLANEOUS

(1) The rights and obligations of any individual under the terms of his office or employment with any Participating Company shall not be affected by his participation in the Plan or any right which he may have to participate therein, and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any Bonus Option under the Plan or ceasing to have rights under any Matching Allocation as a result of such termination.

(2) In the event of any dispute or disagreement as to the interpretation of the Plan, or as to any question or right arising from or related to the Plan, the decision of the Remuneration Committee shall be final and binding upon all persons.

(3) The Company and any Subsidiary may provide money to the trustees of any trust or any other person to enable them or him to acquire shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by section 153(4) of the Companies Act 1985 and, where applicable, section 154 of that Act.

(4) Where an Award is granted under the Plan to a person who is not chargeable to tax under Case I of Schedule E in respect of the office or employment by virtue of which it is granted to him, the provisions of the Plan shall apply thereto subject to such alterations or additions as the Remuneration Committee shall before the grant thereof have determined having regard to any securities, exchange control or taxation laws or regulations or similar factors which may have application to him or to any Participating Company in relation to the Award.

(5) Any notice or other communication under or in connection with the Plan may be given by personal delivery or by sending the same by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of a Participating Company, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment, and where a notice or other communication is given by first-class post, it shall be deemed to have been received 48 hours after it was put into the post properly addressed and stamped.

(6) The rules of the Plan and the rights and obligations of any person thereunder shall be governed by and construed in accordance with the law of England.

         PART B

      1. DEFINITIONS AND INTERPRETATION


     (1) In this Part B, unless the context otherwise requires:-

     "THE AWARD DATE" means the date upon which a Matching Allocation is granted to a Participant under the Plan;

     "BONUS INVESTMENT SHARES" means shares in the Company designated as such by a Participant under Rule 3(1) below;

     "THE COMPANY" means Telewest Communications plc (registered in England and Wales No. 2983307);

     "THE LONDON STOCK EXCHANGE" means London Stock Exchange Limited;

     "MATCHING ALLOCATION" means a conditional promise to transfer shares in the Company comprising Matching Shares upon the terms set out in the Plan;

     "MATCHING SHARES" means shares in the Company subject to a Matching Allocation granted to a Participant;

     "PART B" means Part B of the Telewest Equity Partnership Plan;

     "PARTICIPANT" means a person who holds a Matching Allocation granted under the Plan;

     "PARTICIPATING COMPANY" means the Company or any Subsidiary;

     "THE PLAN" means The Telewest Equity Partnership Plan divided into Part A and Part B as herein set out but subject to any alterations made under Rule 8 of Part A or Rule 8 of Part B;

         "REMUNERATION COMMITTEE" means the Remuneration Committee of the board of directors of the Company;

         "SUBSIDIARY" means a body corporate which is a subsidiary of the Company within the meaning of section 736 of the Companies Act 1985;

         "THE TRUST" means the TeleWest 1994 Employees' Share Ownership Plan Trust established by deed on 21 November 1994;

         "THE TRUSTEES" means the trustee or trustees for the time being of the Trust.

         "US PERSON" means any natural person resident in the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia.

(2) Any reference in the Plan to any enactment includes a reference to that enactment as from time to time modified extended or re-enacted.

(3) Any reference in this Part B to a Matching Allocation means a Matching Allocation granted under Part B of the Plan.

2.       GRANT OF MATCHING ALLOCATIONS

(1) Subject to sub-rules (2) and (5) below, and to Rule 3 below, the Company may, with the approval of the Remuneration Committee, grant a Matching Allocation to any employee or director of a Participating Company who is required to devote the whole or substantially the whole of his working time to the service of any Participating Company, and who is not within the two years immediately preceding the date on which he is bound to retire in accordance with the terms of his contract of employment, upon the terms set out in the Plan and upon such other terms as the Remuneration Committee may specify.

(2)      A Matching Allocation may only be granted under the Plan:-

         (a) within the period of 6 weeks beginning with the date on which the Plan is adopted by the Company or the period of 6 weeks beginning with the dealing day next following the date on which the Company announces its annual, half-yearly or quarterly results, or at any time when the circumstances are considered by the Remuneration Committee to be sufficiently exceptional to justify the grant thereof; and


         (b) within the period of 10 years beginning with the date on which the Plan is established.

(3) There shall be no monetary consideration for the grant of any Matching Allocation under the Plan, and accordingly any such Matching Allocation shall be granted by deed.

(4) The number of shares in the Company subject to a Matching Allocation granted to a Participant shall be ascertained in accordance with Rule 3 below.

(5) The grant of any Matching Allocation under the Plan shall be subject to obtaining any approval or consent required under the provisions of the document "The Listing Rules" published by The London Stock Exchange, of The City Code on Take-overs and Mergers, or of any regulation or enactment and shall be subject to any further requirements that the remuneration Committee determine are necessary or desirable to comply with the securities or tax laws being from time to time in force in the United States of America.

(6) A Matching Allocation granted under the Plan to any person shall not, except in the case of death as provided in Rule 5(2) below, be capable of being transferred by him and shall lapse forthwith if it is so transferred or if he is adjudged bankrupt.

3.       BONUS INVESTMENT SHARES AND MATCHING SHARES

(1) A Participant shall designate shares in the Company as Bonus Investment Shares in accordance with sub-rules (2) and (3) below. The Company shall, so far as it is able, procure that the Bonus Investment Shares are dealt with in accordance with this Rule 3 and that the Trustees act in accordance herewith.

(2) A Participant may deposit shares acquired by him on the Award Date using the permitted percentage of any cash bonus paid to him (after deduction of tax) by the Company under the

         Telewest annual performance-related Short Term Incentive Plan with the Trustees in accordance with sub-rule (3) below (and for the purposes of this sub-rule the permitted percentage shall be such percentage (not exceeding 50%) as the Remuneration Committee may decide from time to time).

(3) The shares acquired pursuant to sub-rule (2) above shall either be registered in the name of the Trustees (or such other person as the Trustees may decide) and held by them as nominee for that Participant or may be retained by the Participant on terms specified by the Trustees.

(4) When the Trustees (or such other person as the Trustees may decide) hold the Bonus Investment Shares, dividends paid on the Bonus Investment Shares shall be beneficially owned by the Participant and the Trustees shall arrange for the dividends to be paid directly to the Participant or to his order.

(5) The Trustees shall not exercise the voting rights attaching to the Bonus Investment Shares except in accordance with instructions from the Participant.

(6) Where the Trustees (or such other person as the Trustees may decide) hold the Bonus Investment Shares, the Participant may at any time withdraw the Bonus Investment Shares and the Trustees shall upon notice from the Participant transfer the Bonus Investment Shares to the Participant (or such person as he may nominate).

(7) The number of Matching Shares which are the subject of a Matching Allocation to a Participant shall be such number as has on the Award Date a market value equal to the amount which represents the gross sum that the Participant would need to be remunerated by the Company before deduction of tax and social security liabilities to enable the Participant to purchase after deduction of tax and social security liabilities the Bonus Investment Shares on the Award Date.

4.       ISSUE OF SHARES TO TRUSTEES

(1) Subject to sub-rules (3) to (6) below, the Company may, with the approval of the Remuneration Committee,-

         (a) grant to the Trustees an option to subscribe for shares in the Company, or

         (b)      issue shares in the Company to the Trustees.

(2) The price at which shares may be acquired by the Trustees under the Plan shall be determined by the Remuneration Committee before the grant of the option to subscribe therefor or, in the case of shares issued otherwise than in pursuance of an option, before the issue thereof, but, if shares of the same class as those shares are listed in the London Stock Exchange Daily Official List, shall not be less than the middle-market quotation of shares of that class (as derived from that List) on the dealing day last preceding the date of grant of the option or, as the case may be, the date of issue of the shares.

(3) No options shall be granted, or shares issued otherwise than pursuant to the exercise of an option, under the Plan in any year which would, at the time of the grant or issue, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the period of 10 calendar years ending with that year, or shall have been issued in that period otherwise than in pursuance of options, under the Plan or under any other executive share scheme adopted by the Company to exceed such number as represents 5 per cent of the ordinary share capital of the Company in issue at that time.

(4) No options shall be granted, or shares issued otherwise than pursuant to the exercise of an option, under the Plan in the period of 3 calendar years beginning with the year 1997 or any successive period of 3 years which would, at the time of the grant or issue, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the 3-year period in question, or shall have been issued in that period otherwise than in pursuance of options, under the Plan or under any other executive share scheme adopted by the Company to exceed such number as represents 3 per cent of the ordinary share capital of the Company in issue at that time.

(5) No options shall be granted, or shares issued otherwise than pursuant to the exercise of an option, under the Plan in the period of 5 calendar years beginning with the year 1997 or any successive period of 5 years which would, at the time of the grant or issue, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in that period, or shall have been issued in that period otherwise than in pursuance of options, under the Plan or under any other employees' share scheme adopted by the Company to exceed such number as represents 5 per cent of the ordinary share capital of the Company in issue at that time.

(6) No options shall be granted, or shares issued otherwise than pursuant to the exercise of an option, under the Plan in any year which would, at the time of the grant or issue, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the period of 10 calendar years ending with that year, or been issued in that period otherwise than in pursuance of options, under the Plan or under any other employees' share scheme adopted by the Company to exceed such number as represents 10 per cent of the ordinary share capital of the Company in issue at that time.

5.       TRANSFER OF MATCHING ALLOCATIONS

(1) Subject to sub-rule (2) below, Matching Shares may only be transferred after the third anniversary of the Award Date and if the Participant has not ceased to be a director or employee of a Participating Company before the third anniversary of the Award Date.

(2) If any Participant ceases to be a director or employee of a Participating Company, the following provisions apply in relation to any Matching Allocation granted to him under the Plan:-

         (a) if he so ceases by reason of death, injury, disability, redundancy (within the meaning of the Employment Rights Act
                  1996) or retirement on reaching normal retirement age, or by reason only that his office or employment is in a company which ceases to be a Participating Company or relates to a business or part of a business which is transferred to a person who is not a Participating Company, the Matching Shares shall be transferred as soon as reasonably practicable following the date of cessation;

         (b) if paragraph (a) above does not apply, the Matching Shares may not be transferred unless the Remuneration Committee decides otherwise;

         and the Company shall procure the transfer of the Bonus Investment Shares to the Participant as soon as reasonably practicable following the date of the Participant's cessation.

(3) A Participant shall not be treated for the purposes of sub-rule (2) above as ceasing to be a director or employee of a Participating Company until such time as he is no longer a director or employee of any of the Participating Companies.

(4) If a Participant withdraws any of the Bonus Investment Shares in respect of which the Matching Allocation was granted before the third anniversary of the Award Date, the number of Matching Shares which may be transferred shall be reduced in proportion to the proportion which the number of Bonus Investment Shares withdrawn bears to the total number of Bonus Investment Shares (or in the event of a variation of the share capital of the Company after the withdrawal of any Bonus Investment Shares, by such number as the Board considers appropriate to reflect the variation).

(5) In a case where a Participating Company is obliged (in any jurisdiction) to account for any tax and/or any social security contributions recoverable from a Participant (together, the "Tax Liability") for which that Participant is liable by virtue of the transfer of Matching Shares, the Company shall not be obliged to procure the transfer of such shares unless it or the Participant's employing company has received on or prior to the transfer of the Matching Shares payment from the Participant of an amount not less than the Tax Liability or unless that Participant has entered into arrangements acceptable to the Participant's employing company to secure that such a payment is made (whether by authorising the sale of some or all of the Matching Shares on his behalf and the payment to the employing company of an amount equal to the Tax Liability out of the proceeds of sale or otherwise).

(6) The transfer of any shares under the Plan shall be subject to obtaining any such approval or consent as is mentioned in Rule 2(5) above.

(7) A Participant shall not be entitled to any dividend or other distributions in respect of Matching Shares prior to the transfer of such shares to him and shall not be entitled to vote such shares prior to their transfer.

6.       TAKEOVER, RECONSTRUCTION AND WINDING-UP

(1) If any person obtains control of the Company (within the meaning of section 840 of the Income and Corporation Taxes Act 1988) as a result of making a general offer to acquire shares in the Company, or having obtained such control makes such an offer, the Board shall within 7 days of becoming aware thereof notify every Participant thereof and, subject to sub-rule (2) of Rule 5 above and sub-rule (3) below, Matching Shares shall be transferred as soon as reasonably practicable after such notification.

(2) For the purposes of sub-rule (1) above, a person shall be deemed to have obtained control of the Company if he and others acting in concert with him have together obtained control of it.

(3) If any person becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of the Companies Act 1985, or if under section 425 of that Act the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, or if the Company passes a resolution for voluntary winding up, or if an order is made for the compulsory winding up of the Company, the Board shall within 7 days of becoming aware thereof notify every Participant thereof and Matching Shares shall be transferred as soon as reasonably practicable after such notification.

7.       VARIATION OF CAPITAL

(1) In the event of any increase or variation of the share capital of the Company (whenever effected), the Remuneration Committee may make such adjustments as they consider appropriate to the number of Matching Shares.

(2) As soon as reasonably practicable after making any adjustment under sub-rule (1) above, the Remuneration Committee shall give notice in writing thereof to any Participant affected thereby.

8.       ALTERATIONS

(1) Subject to sub-rule (2) below, the Remuneration Committee may at any time alter all or any of the provisions of the Plan, or the terms of any Matching Allocation granted under it, in any respect.

(2) Subject to sub-rule (3) below, no alteration to the advantage of Participants shall be made under sub-rule (1) above to either of Rules 2(1), 4, 5, 6, 7(1) and (2) without the prior approval by ordinary resolution of the members of the Company in general meeting.

(3) Sub-rule (2) above shall not apply to any minor alteration to benefit the administration of the Scheme, to take account of a change in legislation or to obtain or maintain favourable tax, change control or regulatory treatment for Participants or any Participating Company.

(4) No alteration to the disadvantage of any existing rights of a Participant shall be made under sub-rule (1) above unless:-

         (c) the Remuneration Committee shall have invited every such Participant to give an indication as to whether or not he approves the alteration, and

         (d) the alteration is approved by a majority of those Participants who have given such an indication.

(5) As soon as reasonably practicable after making any alteration under sub-rule (1) above, the Remuneration Committee shall give notice in writing thereof to any Participant affected thereby.

9.       MISCELLANEOUS

(1) The rights and obligations of any individual under the terms of his office or employment with any Participating Company shall not be affected by his participation in the Plan or any right which he may have to participate therein, and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under any Matching Allocation under the Plan as a result of such termination.

(2) In the event of any dispute or disagreement as to the interpretation of the Plan, or as to any question or right arising from or related to the Plan, the decision of the Remuneration Committee shall be final and binding upon all persons.

(3) The Company and any Subsidiary may provide money to the trustees of any trust or any other person to enable them or him to acquire shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by section 153(4) of the Companies Act 1985 and, where applicable, section 154 of that Act.

(4) Where a Matching Allocation is granted under the Plan to a person who is not chargeable to tax under Case I of Schedule E in respect of the office or employment by virtue of which it is granted to him, the provisions of the Plan shall apply thereto subject to such alterations or additions as the Remuneration Committee shall before the grant thereof have determined having regard to any securities, exchange control or taxation laws or regulations or similar factors which may have application to him or to any Participating Company in relation to the Matching Allocation.

(5) Any notice or other communication under or in connection with the Plan may be given by personal delivery or by sending the same by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of a Participating Company, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment, and where a notice or other communication is given by first-class post, it shall be deemed to have been received 48 hours after it was put into the post properly addressed and stamped.

(6) The rules of the Plan and the rights and obligations of any person thereunder shall be governed by and construed in accordance with the law of England.



                                                       CLIFFORD CHANCE
                                                       200 Aldersgate Street
                                                       London, EC1A 4JJ

                      THE TELEWEST LONG TERM INCENTIVE PLAN
















                                                      CLIFFORD CHANCE
                                                      200 Aldersgate Street
                                                      London EC1A 4JJ

                                                      Date adopted: [     ]

                                                      Ref: PDXE/T1586/978/RTT

                                    CONTENTS

                                                                            PAGE
1.       DEFINITIONS AND INTERPRETATION.....................................  2

2.       ALLOCATIONS........................................................  3

3.       ISSUE OF SHARES TO TRUSTEES........................................  4

4.       TRANSFER OF SHARES.................................................  5

5.       TAKEOVER, RECONSTRUCTION AND WINDING-UP............................  7

6.       VARIATION OF CAPITAL...............................................  8

7.       ALTERATIONS........................................................  8

8.       MISCELLANEOUS......................................................  9

SCHEDULE ..................................................................  10

1.       DEFINITIONS AND INTERPRETATION

(1)      In this Plan, unless the context otherwise requires:-

         "ALLOCATION" means a promise to transfer shares in the Company in accordance with the Rules of the Plan and the term "allocated" shall be construed accordingly;

         "THE ALLOCATION DATE" in relation to an Allocation means the date on which the Company makes an Allocation;

         "ALLOCATED SHARES" means any shares which are comprised in an Allocation under the Plan and have not been transferred, renounced or forfeited in accordance with the Rules of the Plan;

         "THE COMPANY" means Telewest Communications plc (registered in England and Wales No. 2983307);

         "FINANCIAL YEAR" means a financial year of the Company within the meaning of section 742 of the Companies Act 1985;

         "THE LONDON STOCK EXCHANGE" means London Stock Exchange Limited;

         "PARTICIPANT" means a person who is given an Allocation under the Plan;

         "PARTICIPATING COMPANY" means the Company or any Subsidiary;

         "THE PERFORMANCE PERIOD" in relation to an Allocation means a period of three years commencing on the first day of the Financial Year in which the Allocation Date falls;

         "THE PLAN" means the Telewest Long Term Incentive Plan as herein set out but subject to any alterations made under Rule 7 below;

         "THE REMUNERATION COMMITTEE" means the remuneration committee of the board of directors of the Company;

         "SUBSIDIARY" means a body corporate which is a subsidiary of the Company within the meaning of section 736 of the Companies Act 1985;

         "THE TRUSTEES" means the trustees or trustee for the time being of the TeleWest 1994 Employees' Share Ownership Plan Trust.

(2) Any reference in the Plan to any enactment includes a reference to that enactment as from time to time modified extended or re-enacted.

2.       ALLOCATIONS

(1) Subject to sub-rules (2) and (5) below, the Company may, with the approval of the Remuneration Committee, make an Allocation to any employee of a Participating Company (including an employee who is also a director), and who is not within the two years immediately preceding the date on which he is bound to retire in accordance with the terms of his contract of employment, upon the terms set out in the Plan and upon such other terms as the Remuneration Committee may specify.

(2)      An Allocation may only be made under the Plan:-

         (a) within the period of 6 weeks beginning with the date on which the Plan is adopted by the Company or the period of 6 weeks beginning with the dealing day next following the date on which the Company announces its annual, half-yearly or quarterly results, or at any other time when the circumstances are considered by the Remuneration Committee to be sufficiently exceptional to justify the grant thereof; and

         (b) within the period of 10 years beginning with the date on which the Plan is established.

(3)      No payment for an Allocation shall be made by a Participant.

(4)      The interest of a Participant in Allocated Shares:-

         (a) shall not, except as provided in Rule 4(4) below, be capable of being transferred by him, and

         (b) shall be forfeited by him forthwith if he is adjudged bankrupt.

(5) The making of any Allocation under the Plan shall be subject to obtaining any approval or consent required under the provisions of the document "The Listing Rules" published by the London Stock Exchange, of the City Code on Take-Overs and Mergers, or of any regulation or enactment and shall be subject to any further requirements that the Remuneration Committee determine are necessary or desirable to comply with the securities or tax laws being from time to time in force in the United States of America.

(6) Unless the Remuneration Committee decides otherwise, the number of shares which may be allocated to any person in any Financial Year shall not exceed such number as has a market value equal to 100 per cent of his salary.

(7)      For the purposes of sub-rule (6) above:-

         (a) the MARKET VALUE of the shares in respect of which an Allocation is made shall, at a time when the shares in the Company are listed in the London Stock Exchange Daily Official List, be taken to be an amount equal to the average of the closing prices of such shares (as derived from that List) on the five dealing days last preceding the Allocation Date;

         (b) a person's SALARY shall be taken to be his basic salary (excluding benefits in kind), expressed as an annual rate, payable by the Participating Companies to him as at the beginning of the Financial Year in which the Allocation Date falls or, if he was not then an employee of a Participating Company, as at the Allocation Date.

3.       ISSUE OF SHARES TO TRUSTEES

(1) Subject to sub-rules (3) to (6) below, the Company may, with the approval of the Remuneration Committee,-

         (a) grant to the Trustees an option to subscribe for shares in the Company, or

         (b)      issue shares in the Company to the Trustees.

(2) The price at which shares may be acquired by the Trustees under the Plan shall be determined by the Remuneration Committee before the grant of the option to subscribe therefor or, in the case of shares issued otherwise than in pursuance of an option, before the issue thereof, but, if shares of the same class as those shares are listed in the London Stock Exchange Daily Official List, shall not be less than the middle-market quotation of shares of that class (as derived from that List) on the dealing day last preceding the date of grant of the option or, as the case may be, the date of issue of the shares.

(3) No options shall be granted, or shares issued otherwise than pursuant to the exercise of an option, under the Plan in any year which would, at the time of the grant or issue, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the period of 10 calendar years ending with that year, or shall have been issued in that period otherwise than in pursuance of options, under the Plan or under any other executive share scheme adopted by the Company to exceed such number as represents 5 per cent of the ordinary share capital of the Company in issue at that time.

(4) No options shall be granted, or shares issued otherwise than pursuant to the exercise of an option, under the Plan in the period of 3 calendar years beginning with the year 1997 or any successive period of 3 years which would, at the time of the grant or issue, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the 3-year period in question, or shall have been issued in that period otherwise than in pursuance of options, under the Plan or under any other executive share scheme adopted by the Company to exceed such number as represents 3 per cent of the ordinary share capital of the Company in issue at that time.

(5) No options shall be granted, or shares issued otherwise than pursuant to the exercise of an option, under the Plan in the period of 5 calendar years beginning with the year 1997 or any successive period of 5 years which would, at the time of the grant or issue, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in that period, or shall have been issued in that period otherwise than in pursuance of options, under the Plan or under any other employees' share scheme adopted by the Company to exceed such number as represents 5 per cent of the ordinary share capital of the Company in issue at that time.

(6) No options shall be granted, or shares issued otherwise than pursuant to the exercise of an option, under the Plan in any year which would, at the time of the grant or issue, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the period of 10 calendar years ending with that year, or been issued in that period otherwise than in pursuance of options, under the Plan or under any other employees' share scheme adopted by the Company to exceed such number as represents 10 per cent of the ordinary share capital of the Company in issue at that time.

4.       TRANSFER OF SHARES

(1) The transfer of any shares under the Plan shall be effected in such form and manner as the Remuneration Committee from time to time prescribe.

(2) Except where Rule 5 below applies, such percentage of the Allocated Shares shall be transferred as the conditions in the Schedule provide ("the Relevant Shares").

(3) Except where sub rules (4), (5) or (6) below or Rule 5 below applies, 50% of the Relevant Shares shall be transferred as soon as reasonably practicable three years after the Allocation Date and the remaining 50% of the Relevant Shares shall be transferred as soon as reasonably practicable four years after the Allocation Date.

(4) If any Participant dies before Allocated Shares are transferred to him and at a time when he is either a director or employee of a Participating Company or entitled to have the Allocated Shares transferred to him by virtue of sub-rule (5) or (6) below, then:-

         (a) the Relevant Shares shall be transferred to his personal representatives, but

         (b) if he dies before the end of the Performance Period, the Relevant Shares shall not be transferred before the end of the Performance Period and only such proportion of the Relevant Shares may be transferred as the duration of his employment bears to the whole of the Performance Period.

(5) If any Participant ceases to be a director or employee of a Participating Company by reason of injury, disability, redundancy (within the meaning of the Employment Rights Act 1996), or retirement on reaching the age at which he is bound to retire in accordance with the terms of his contract of employment, or by reason only that his office or employment is in a company which ceases to be a Participating Company, or relates to a business or part of a business which is transferred to a person who is not a Participating Company, then:-

         (c)      the Relevant Shares shall be transferred to him, but

         (d) if he so ceases before the end of the Performance Period, the Relevant Shares shall not be transferred before the end of the Performance Period and only such proportion of the Relevant Shares may be transferred as the duration of his employment bears to the whole of the Performance Period.

(6) If any Participant ceases to be a director or employee of a Participating Company otherwise than as mentioned in sub-rule (4) or
         (5) above, no Allocated Shares shall be transferred to him at all unless the Remuneration Committee shall so permit, in which event such number of Relevant Shares may be transferred as permitted by the Remuneration Committee, provided that the number does not exceed such proportion of the Relevant Shares as the duration of his employment bears to the whole of the Performance Period.

(7) A Participant shall not be treated for the purposes of sub-rules (5) and (6) above as ceasing to be a director or employee of a Participating Company until such time as he is no longer a director or employee of any of the Participating Companies, and a female Participant who ceases to be such a director or employee by reason of pregnancy or confinement and who exercises her right to return to work under the Employment Rights Act 1996 before the Allocated Shares are transferred to her shall be treated for those purposes as not having ceased to be such a director or employee.

(8) The Company shall procure the transfer to a Participant (or a nominee for him) of the number of Allocated Shares to which he is entitled, unless:-

         (a) the Remuneration Committee considers that the transfer thereof would not be lawful in all relevant jurisdictions; or

         (b) in a case where any company is obliged (in any jurisdiction) to account for any tax and/or any social security contributions recoverable from a Participant (together, the "Tax Liability") for which that Participant is liable by virtue of being entitled to the transfer of Allocated Shares, the Company shall not be obliged to procure the transfer of the shares, unless either it or the Participant's employing company has received on or prior to the transfer of the Allocated Shares payment from the Participant of an amount not less than the Tax Liability, or that Participant has entered into arrangements acceptable to the Participant's employing company to secure that such a payment is made (whether by authorising the sale of some or all of the shares on his behalf and the payment to the employing company of an amount equal to the Tax Liability out of the proceeds of sale or otherwise).

5.       TAKEOVER, RECONSTRUCTION AND WINDING-UP

(1) If any person obtains control of the Company (within the meaning of section 840 of the Income and Corporation Taxes Act 1988) as a result of making a general offer to acquire shares in the Company, or having obtained such control makes such an offer, or if any person becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of the Companies Act 1985, or if under section 425 of the Companies Act 1985 the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, or if the Company passes a resolution for voluntary winding up, or if an order is made for the compulsory winding up of the Company, the Allocated Shares shall be transferred as soon as practicable thereafter.

(2) For the purposes of sub-rule (1) above, a person shall be deemed to have obtained control of the Company if he and others acting in concert with him have together obtained control of it.

6.       VARIATION OF CAPITAL

(1) In the event of any increase or variation of the share capital of the Company (whenever effected), the Remuneration Committee may adjust the number of Allocated Shares as it considers appropriate.

(2) As soon as reasonably practicable after making any adjustment under sub-rule (1) above, the Company shall give notice in writing thereof to any Participant affected thereby.

7.       ALTERATIONS

(1) Subject to sub-rules (2) and (4) below, the Remuneration Committee may at any time alter any of the provisions of the Plan, or the terms of any Allocation made under it, in any respect.

(2) Subject to sub-rule (3) below, no alteration to the advantage of Participants shall be made under sub-rule (1) above to any of Rules 2(1), 2(5), 3(3) to 3(6) inclusive, 4, 5, 6(1) and 6(2) without the prior approval by ordinary resolution of the members of the Company in general meeting.

(3) Sub-rule (2) above shall not apply to any minor alteration to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or any Participating Company.

(4) No alteration to the disadvantage of any Participant shall be made under sub-rule (1) above unless:-

         (a) the Company shall have invited every such Participant to give an indication as to whether or not he approves the alteration, and

         (b) the alteration is approved by a majority of those Participants who have given such an indication.

(5) As soon as reasonably practicable after making any alteration under sub-rule (1) above, the Company shall give notice in writing thereof to any Participant affected thereby.

8.       MISCELLANEOUS

(1) The rights and obligations of any individual under the terms of his office or employment with any Participating Company shall not be affected by his participation in the Plan or any right which he may have to participate therein, and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under any Allocation under the Plan as a result of such termination.

(2) In the event of any dispute or disagreement as to the interpretation of the Plan, or as to any question or right arising from or related to the Plan, the decision of the Remuneration Committee shall be final and binding upon all persons.

(3) The Company and any Subsidiary may provide money to the trustees of any trust or any other person to enable them or him to acquire shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by section 153(4) of the Companies Act 1985 and, where applicable, section 154 of that Act.

(4) Where an Allocation is granted under the Plan to a person who is not chargeable to tax under Case I of Schedule E in respect of the office or employment by virtue of which it is granted to him, the provisions of the Plan shall apply thereto subject to such alterations or additions as the Remuneration Committee shall before the grant thereof have determined having regard to any securities, exchange control or taxation laws or regulations or similar factors which may have application to him or to any Participating Company in relation to the Allocation.

(5) Any notice or other communication under or in connection with the Plan may be given by personal delivery or by sending the same by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of a Participating Company, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment, and where a notice or other communication is given by first-class post, it shall be deemed to have been received 48 hours after it was put into the post properly addressed and stamped.

(6) The rules of the Plan and the rights and obligations of any person thereunder shall be governed by and construed in accordance with the law of England.

                                    SCHEDULE

PART A

1.       For the purposes of the Schedule:-

         (a) "TSR" means total shareholder return, calculated by Datastream after:-

                  (i) reinvesting dividends (plus associated tax credits) on a company's shares on the day on which the shares went ex-dividend on the London Stock Exchange;

                  (ii) making such adjustments to take account of any increase or variation of the share capital of a company as the Remuneration Committee considers relevant; and

                  (iii) averaging the index of closing share prices and reinvested dividends for the period of three months preceding the Performance Period and averaging the index of closing share prices and reinvested dividends for the final three months of the Performance Period.

         (b) "THE FT-SE 100 INDEX" means the Financial Times - Stock Exchange index of the market values of 100 leading UK equities;

         (c) "THE COMPARATOR COMPANIES" means the group of companies set out in Part B of the Schedule (or such other such group of companies as the Board may decide from time to time before an Allocation is made, taking into account any factors considered by the Board to be relevant);

         (d) "THE RELEVANT FT-SE 100 COMPANIES" means the companies which were the constituent companies for the purposes of the FT-SE 100 Index at the commencement of the Performance Period in question and, if it was not such a company, the Company;

         (e) "THE RELEVANT COMPARATOR COMPANIES" means the Company and the Comparator Companies which were listed on the London Stock Exchange at the commencement of the Performance Period in question

         (f) any reference to the Company's POSITION is a reference to what would be its position in a table of the Relevant FT-SE 100 Companies or a table of the Relevant Comparator Companies arranged in descending order according to the TSR of each of them for the Performance Period.

         (g) in the event that one of the Relevant FT-SE 100 Companies or one of the Relevant Comparator Companies is taken over, the TSR of that company shall be calculated up to the date of change of control (within the meaning of section 840 of the Income and Corporation Taxes Act 1988) of that company on the basis that:-

                  (i) if the takeover is on terms that an offer wholly or partly in cash is made to shareholders, that cash is assumed to have been reinvested in the FT-SE 100 Index for the balance of the Performance Period;

                  (ii) if the takeover is on terms that it is compulsory for part or all of the offer to be satisfied in the form of shares, those shares are assumed to be held until the end of the Performance Period.

         (h) in the event of a demerger of one of the Relevant FT-SE 100 Companies or one of the Relevant Comparator Companies into two or more companies quoted on a recognised stock exchange (within the meaning of that term as set out in section 841 of the Income and Corporation Taxes Act 1988), the TSR of the relevant company will be calculated by aggregating the total shareholder return of the demerged company or companies and the company from which it or they demerged for the part of the Performance Period following the demerger becoming effective.

2. If one of the events specified in Rule 5(1) occurs, for the purposes of the calculation of TSR the middle-market quotation of the Relevant FT-SE 100 Companies or the Relevant Comparator Companies on such date shall be taken as the final share price of such companies (and the final share price shall not be averaged) and the final share price of the Company shall be taken as the most valuable option offered to shareholders in the Company as at the date of such event.

3. The percentage of the Allocated Shares to be transferred, when TSR is measured against the Relevant FT-SE 100 Companies, is as follows:-

         (a) 50% of the Allocated Shares if the Company is in the 25th (or a higher) position;

         (b) 12-1/2% of the Allocated Shares if the Company is in the 50th position;

         (c) 0% of the Allocated Shares if the Company is in the 51st (or a lower) position;

         and pro rata for positions between those specified at (a) and (b) above.

4. The percentage of the Allocated Shares to be transferred, when TSR is measured against the Relevant Comparator Companies, is as follows:-

         (a) 50% of the Allocated Shares if the Company has an upper quartile position;

         (b) 12-1/2% of the Allocated Shares if the Company is at the median position (or if there is no median position, the position immediately above the median position);

         (c) 0% of the Allocated Shares if the Company is below the median position;

         and pro rata for positions between those specified at (a) and (b) above.

5. The Remuneration Committee may make such adjustments to the method of calculating TSR or any other feature of the Schedule as it considers appropriate to ensure that the condition in the Schedule achieves its original purpose.

PART B

LIST OF COMPARATOR COMPANIES

British Telecommunications plc

Vodafone Group plc

Orange plc

General Cable plc

British Sky Broadcasting Group plc

Flextech plc

Eurotunnel plc

Comcast Corp

Nynex Corporation

International CabelTel Corp

Carlton Communications plc

Yorkshire Tyne Tees Television Holdings plc

HTV Group plc

Scottish Television plc

--------------------------------------------------------------------------------
                           TELEWEST COMMUNICATIONS PLC
--------------------------------------------------------------------------------

                           TELEWEST COMMUNICATIONS PLC

                                   PROXY CARD


I/We________________________________ of_________________________________________
________________________________________________________________________________
being the holder(s) of Ordinary Shares of 10 pence each in Telewest Communications plc (the "Company") hereby appoint the Chairman of the meeting or ____________________________ of_________________________________________________
________________________________________________________________________________
as my/our proxy to vote in my/our name(s) and on my/our behalf at the Annual General Meeting of the Company to be held on Friday, 9 May 1997, at 10.00 am at The Grocers' Hall, Princes Street, London EC2R 8AD, and at any adjournment thereof and I/we direct the proxy to vote in respect of the resolutions to be proposed at the meeting as indicated herein.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.


--------------------------------------------------------------------------------------------------------------------------
ORDINARY RESOLUTIONS                                                                                For        Against
--------------------------------------------------------------------------------------------------------------------------



1    To adopt the Directors' Report and Accounts for the year ended 31 December 1996.

--------------------------------------------------------------------------------------------------------------------------
2    To reappoint Mr F.A. Vierra as a Director.
--------------------------------------------------------------------------------------------------------------------------
3    To reappoint Mr A.W.P. Stenham as a Director.*
--------------------------------------------------------------------------------------------------------------------------
4    To reappoint Mr A.G. Ames as a Director.*
--------------------------------------------------------------------------------------------------------------------------
5    To reappoint Mr J.A. Atterbury III as a Director.
--------------------------------------------------------------------------------------------------------------------------

6    To reappoint Lord Borrie QC as a Director.
--------------------------------------------------------------------------------------------------------------------------


7    To reappoint Mr C.J. Burdick as a Director.
--------------------------------------------------------------------------------------------------------------------------

8    To reappoint Mr S.J. Davidson as a Director.
--------------------------------------------------------------------------------------------------------------------------
9    To reappoint Lord Griffiths of Fforestfach as a Director.
--------------------------------------------------------------------------------------------------------------------------
10   To reappoint Mr C.M. Lillis as a Director.
--------------------------------------------------------------------------------------------------------------------------
11   To reappoint Mr J.O. Robbins as a Director.
--------------------------------------------------------------------------------------------------------------------------
12   To reappoint Mr A.N. Singer as a Director.*
--------------------------------------------------------------------------------------------------------------------------
13   To authorise the Directors to allot ordinary shares.
--------------------------------------------------------------------------------------------------------------------------
SPECIAL RESOLUTION
--------------------------------------------------------------------------------------------------------------------------
14   To disapply statutory pre-emption rights.
     Note: The effectiveness of this Resolution is conditional upon the approval of Resolution 13.
--------------------------------------------------------------------------------------------------------------------------

ORDINARY RESOLUTIONS

--------------------------------------------------------------------------------------------------------------------------
15   To reappoint KPMG Audit plc as auditors and fix their remuneration.
--------------------------------------------------------------------------------------------------------------------------



16   To approve the Telewest Equity Participation Plan.

--------------------------------------------------------------------------------------------------------------------------

17   To approve the Telewest Long Term Incentive Plan.

--------------------------------------------------------------------------------------------------------------------------
SPECIAL RESOLUTION
--------------------------------------------------------------------------------------------------------------------------

18   To approve the change to the Articles of Association to increase the borrowing powers of the Company.

--------------------------------------------------------------------------------------------------------------------------

[/R]


NAME(S) OF SHAREHOLDER(S) IN BLOCK CAPITALS_____________________________________

DATED______________________ SIGNED______________________________________________


NOTES:

1 Please indicate how you wish your vote to be cast by inserting an "X" in the appropriate box opposite each resolution.

2 A holder of Ordinary Shares entitled to attend and vote at the meeting is also entitled to appoint one or more proxies to attend and vote instead of the shareholder. A proxy need not be a shareholder of the Company. In the event that you wish to appoint a person other than the Chairman as your proxy, delete the reference to the Chairman and insert the name and address of the person you wish to appoint in the space provided.

3 This form of proxy must be executed by the appointor or his/her duly constituted attorney or, if the appointor is a company, under its seal or under the hand of its duly authorised officer or attorney or other person authorised to sign.

4 In the case of joint holders of the Ordinary Shares the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the vote of the other joint holders and for this purpose seniority shall be determined by the order in which the names of the holders stand in the register of shareholders.

5    Any alteration made in this Proxy Card should be initialled.

6 To be effective this Proxy Card and any authority under which it is executed (or a notarially certified copy of each authority) must be deposited at Lloyds Bank plc, Registrar's Department, The
     Causeway, Worthing, West Sussex, England BN99 6DB not less than 48 hours before the time of the Annual General Meeting. Completion and return of this Proxy Card will not preclude a shareholder from attending and voting in person at the meeting.

7 IF THIS PROXY CARD IS RETURNED DULY SIGNED BUT WITHOUT AN INDICATION AS TO HOW THE PROXY MUST VOTE ON A PARTICULAR RESOLUTION, THE PROXY WILL VOTE OR ABSTAIN AT HIS DISCRETION.

8    *Indicates the members of the Remuneration Committee.